Filed Pursuant to Rule 424(B)(2)
Registration Statement No. 333-130074

Prospectus Supplement to the Prospectus dated December 5, 2006 and the Prospectus Supplement dated December 5, 2006 — No. 634

The Goldman Sachs Group, Inc. Medium-Term Notes, Series B
Index-Linked Notes Linked to an Index or a Basket of Indices

GENERAL TERMS

        Goldman Sachs may from time to time offer and sell notes the payments and performance of which will be linked to an index, a basket of indices or the worst or best performing index of a basket of indices, which we refer to as the “notes”. The accompanying prospectus dated December 5, 2006, the accompanying prospectus supplement dated December 5, 2006 and this prospectus supplement no. 634 dated June 1, 2007 (this “prospectus supplement no. 634”) describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe general terms that apply specifically to your notes, including any changes to the general terms specified below.

        The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The payment amount at maturity on your notes is linked to the performance of a specified index, weighted basket of indices or the worst or best performing index of a basket of indices, as specified in the pricing supplement, in each case as measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid an amount in cash equal to the sum of (i) the face amount of your notes plus (ii) the “supplemental amount”, if any, linked to the performance of the applicable index, basket of indices or the worst or best performing index of a basket of indices. The amount payable at maturity is subject to any adjustments or modifications as provided in this prospectus supplement no. 634 and the applicable pricing supplement for your notes.

        The “supplemental amount” will be an amount in cash equal to the product of (i) the face amount of your notes times (ii) the participation rate (which could be greater than or less than 100%) times (iii) the return on the applicable index (including any best or worst performing index, if applicable) or basket of indices, as applicable. The supplemental amount may be subject to a predetermined maximum or minimum amount as specified in the applicable pricing supplement for your notes. In no cases will the supplemental amount be less than zero.

        The general terms of the notes are described beginning on page S-29 and include the following:

Issuer: The Goldman Sachs Group, Inc.

Index or indices included in a basket: as specified in the applicable pricing supplement

Payment amount: on the stated maturity date, for each of your notes the issuer will pay you an amount in cash equal to the sum of (i) the $1,000 face amount plus (ii) the supplemental amount, if any

Supplemental amount: the supplemental amount, if any, will be an amount in cash equal to the product of (i) the face amount times (ii) the participation rate times (iii) the return on the applicable index or the basket, as applicable, subject to adjustments or modifications as described below or in the applicable pricing supplement; the supplemental amount will never be less than zero

Face amount: each note will have a face amount equal to $1,000, or integral multiples in excess of $1,000

Participation rate: as specified in the applicable pricing supplement, and which could be greater than or less than 100%

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-32, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-32, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any): as specified in the applicable pricing supplement

Interest payment dates: as specified in the applicable pricing supplement

Interest reset dates: as specified in the applicable pricing supplement

Calculation agent: Goldman, Sachs & Co.

        Your investment in the index-linked notes involves certain risks. See “Additional Risk Factors Specific to Your Notes” beginning on page S-19 to read about investment risks relating to the notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement no. 634. Any representation to the contrary is a criminal offense.

        Goldman Sachs may use this prospectus supplement no. 634 in the initial sale of the index-linked notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this prospectus supplement no. 634 in a market-making transaction in index-linked notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement no. 634 is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus Supplement dated June 1, 2007

In this prospectus supplement no. 634, when we refer to a “note”, including your notes, we mean an index-linked note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-3 and under “General Terms of the Index-Linked Notes”on page S-29. Please note that in this prospectus supplement no. 634, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated December 5, 2006, as supplemented by the accompanying prospectus supplement, dated December 5, 2006, of The Goldman Sachs Group, Inc. References to the “relevant pricing supplement” or “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

The Notes Are Part of a Series

        The index-linked notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series B”, that we may issue under our indenture from time to time. The index-linked notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement no. 634 summarizes financial and other terms that apply generally to the notes, including your notes. We describe terms that apply generally to all Series B medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

        Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

        The specific terms of your notes will be described in the relevant pricing supplement accompanying this prospectus supplement no. 634. The terms described there supplement those described here and in the accompanying prospectus and accompanying prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or accompanying prospectus supplement, the terms described in the relevant pricing supplement are controlling.

SUMMARY INFORMATION

Payment of Principal at Maturity

        Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for an amount in cash equal to the sum of the face amount of your notes plus the supplemental amount, if any. You will therefore receive at least the face amount of your notes at maturity.

Supplemental Amount

        In general, whether the notes are linked to a single index, a basket of indices, or the worst or best performing index of a basket of indices, if the final level of the applicable index or basket of indices is greater than the initial level of such index or basket of indices (including any best or worst performing index, if applicable), the supplemental amount for your notes will be equal to (i) the face amount of your notes times (ii) the participation rate (as described below) times (iii) the applicable index or basket return. If, on the other hand, the final level of the applicable index or basket of indices (including any best or worst performing index, if applicable) is less than or equal to the initial level of such index or basket of indices, the supplemental amount will be zero, and you will receive only the face amount of your notes at maturity.

        The participation rate indicates the extent to which you will participate in any positive return in the applicable index or basket of indices. If the applicable pricing supplement specifies a participation rate that is less than 100%, you will participate in less than the full return of the applicable index or basket of indices over the life of your notes. If the participation rate is greater than 100%, you will participate in the return of the applicable index or basket of indices to a greater extent than as measured by the index return or basket return alone, or in other words, on a leveraged basis.

        The return of the applicable index or basket of indices (including any best or worst performing index), which we refer to as the index return or the basket return, is equal to the percentage, if any, by which the final level of the applicable index or basket of indices (which we refer to as the final index or basket level) exceeds the initial level of such index or basket of indices (which we refer to as the initial index or basket level). The index or basket return measures the performance of the applicable index or basket of indices over the life of the notes by measuring the change in the final index or basket level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial index or basket level (as determined on the applicable trade date for the notes). As a result, temporary fluctuations in the index level during the interim life of the notes may have little, if any, impact on the supplemental amount, if any, that may be paid at maturity.

Calculation of Supplemental Amount For Notes Linked to a Single Index

        For notes linked to a single index, if the final index level is greater than the initial index level, the supplemental amount will be calculated as follows:

supplemental = face amount x participation rate x index return provided that the supplemental amount will be subject to the maximum return and/or minimum return, if specified in the applicable pricing supplement, where,

face amount	=	each note will have a face amount equal to $1,000, or integral multiples in excess of $1,000
participation rate	=	as specified in the applicable pricing supplement, and which could be greater or less than 100%
index return	=	final index level – initial index level, expressed as a percentage initial index level

initial index level	=	as specified in the applicable pricing supplement, and which will generally be the closing level of the index on the trade date for the notes
final index level	=

the closing level of the index on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-33 and subject to adjustment as provided under “General Terms of the Index-Linked Notes — Discontinuance or Modification of an Index” on page S-36

closing level	=	the level of the index, or any successor index, published by the index sponsor at the regular weekday close of trading of the relevant exchanges or trading facilities on the relevant trading day and where,
stated maturity date	=	the maturity date specified in the applicable pricing supplement, subject to postponement as described under “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity — Stated Maturity Date” on page S-32 or as provided in the applicable pricing supplement
determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date, in each case subject to postponement as described under “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity — Determination Date” on page S-32 or as provided in the applicable pricing supplement
averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity — Averaging Dates” on page S-33 or as provided in the applicable pricing supplement
maximum supplemental amount	=	the maximum supplemental amount that may be specified in the applicable pricing supplement, which will limit or cap the supplemental amount you may receive at maturity
minimum supplemental amount	=	the minimum supplemental amount that may be specified in the applicable pricing supplement, which will provide a minimum or floor for the supplemental amount you may receive at maturity

        If the final index level is less than or equal to the initial index level, the supplemental amount will equal zero, unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will equal the minimum supplemental amount.

Calculation of Supplemental Amount For Notes Linked to a Basket of Indices

        For notes linked to a basket of indices, if the final basket level is greater than the initial basket level, the supplemental amount will be calculated as follows:

supplemental amount =	face amount	x	participation rate	x basket return

,provided that, the supplemental amount will be subject to the maximum supplemental amount and/or minimum supplemental amount, if specified in the applicable pricing supplement,

where,

initial basket level	=	the initial basket level, which will generally be 100 and will be specified in the applicable pricing supplement, will be determined on the trade date for your notes and will be based on (i) the initial index level (as defined above) for each index in the basket and (ii) a “weighting multiplier” (as defined below) for each index in the basket as set forth on the applicable trade date. The “weighting multipliers” will determine the fractional values of each of the indices included in the basket and will be based on the initial index levels and relative weighting of each of the indices in the basket. The weighting multipliers will remain constant for the life of the notes.

For example, in the case of notes linked to the value of a basket of three indices, A, B and C, the initial basket level will be the sum of the following:

Closing Level of Basket Index			Weighting Multiplier
(	closing level of Index A	x	weighting multiplier for Index A	)
+
(	closing level of Index B	x	weighting multiplier for Index B	)
+
(	closing level of Index C	x	weighting multiplier for Index C	)
basket closing level	=	the sum of the products, as calculated for each basket index, of the closing level for each basket index on any trading day multiplied by the weighting multiplier for each such basket index
final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-33 and subject to adjustment as provided under “General Terms of the Index-Linked Notes — Discontinuance or Modification of an Index” on page S-36
basket return	=	final basket level – initial basket level, expressed as a percentage initial basket level
weighting percentage	=	for each basket index, the applicable percentage weight of such basket index within the basket of indices, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentage of all of the indices in a basket will always be 100%
weighting multiplier	=	for each basket index, the quotient of (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index, as set forth in the applicable pricing supplement for your notes and where,

“face amount”, “participation rate”, “closing level”, “determination date” and “averaging dates” are as defined above in “Calculation of Supplemental Amount— For Notes Linked to a Single Index.”

        If the final basket level is less than or equal to the initial index level, the supplemental amount will equal zero, unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will be the minimum supplemental amount.

Calculation of Supplemental Amount For Notes Linked to the Worst Performing Index

        The supplemental amount of the notes linked to the worst performing index is based on the index with the lowest index return among the basket of indices, without any regard to the performance of the other indices in the basket or the basket as a whole.

        For notes linked to the worst performing index, if the final index level of the worst performing index is greater than its initial basket level, the supplemental amount will be calculated as follows:

supplemental amount =	face amount	x	participation rate	x	worst index return

,provided that, the supplemental amount will be subject to a maximum supplemental amount and/or a minimum supplemental amount, if specified in the applicable pricing supplement,

where,

worst index return	=	the index return of the worst performing index
worst performing index	=	the index with the lowest index return among the specified basket of indices and where,

“face amount”, “participation rate” and “index return” are as defined above in “Calculation of Supplemental Amount — For Notes Linked to a Single Index.”

        If the final index level of the worst performing index is less than or equal to its initial index level, the supplemental amount will be zero, unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will be the minimum supplemental amount.

Calculation of Supplemental Amount For Notes Linked to the Best Performing Index

        The supplemental amount of the notes linked to the best performing index is determined by the index with the highest index return among the basket of indices, without regard to the performance of the other indices in the basket or the basket as a whole.

        For notes linked to the best performing index, if the final index level of the best performing index is greater than its initial index level, the supplemental amount will be calculated as follows:

supplemental amount =	face amount	x	participation rate	x	best index return

,provided that, the supplemental amount will be subject to the maximum supplemental amount and/or minimum supplemental amount, if specified in the applicable pricing supplement,

where,

best index return	=	the index return of the best performing index
best performing index	=	the index with the highest index return among the basket of indices and where,

“face amount”, “participation rate” and “index return” are as defined above in “Calculation of Supplemental Amount — For Notes Linked to a Single Index.”

        If the final index level of the best performing index is less than or equal to its initial index level, the supplemental amount will be zero, unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will be the minimum supplemental amount.

Averaging Dates

        If specified in the applicable pricing supplement, the final index level or final basket level, as applicable, will be based on the arithmetic average of the closing levels of the relevant index or basket of indices, as applicable, on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Index-Linked Notes — Payment of Principal on Stated Maturity — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-33 and subject to adjustment as provided under “General Terms of the Index-Linked Notes — Discontinuance or Modification of an Index” on page S-36.

Underlying Indices

        For a description of certain indices to which the notes may be linked, see “Annex A—The Indices,”attached to this prospectus supplement no. 634. Any other index or indices to which the notes may be linked will be described in the applicable pricing supplement.

Interest

        The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.
•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.
•	The notes may be issued at a discount to their stated principal amount.
•	We may from time to time, without your consent, issue additional index-linked notes having the same terms as certain index-linked notes previously issued.

Our Redemption Right

        If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement. If we decide to redeem your notes, we will:

•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;
•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and
•	specify in the notice of redemption the redemption date when your notes will be mandatorily exchanged; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement and at least 30 but no more than 60 calendar days after the date the notice of redemption is given.

        In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level of the applicable index or basket being greater or lower than a threshold level specified in the applicable pricing supplement. See the section in this prospectus supplement no. 634 called “General Terms of the Index-Linked Notes — Our Redemption Right — Price Dependent Redemption Right.”

Calculation Agent

        Goldman, Sachs & Co. will be appointed as the initial calculation agent for your notes as of the date of this prospectus supplement no. 634. We may change the calculation agent without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs. The calculation agent will make all determinations regarding the interest payments; the final index level or the final basket level; the index return, the basket return, the worst index return or the best index return; market disruption events; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the default amount; the supplemental amount and the amount payable on your notes at maturity or upon redemption. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

The Notes Will be Treated as Short-Term Debt Instruments for U.S. Federal Income Tax Purposes,
if the Stated Maturity of the Notes is Equal to or Less Than One Year

        Generally, unless otherwise provided in the applicable pricing supplement, if the life of the notes is equal to or less than one year (taking into account the last possible date that the notes could be outstanding), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. Certain aspects of the tax treatment of an investment in such notes are uncertain. You are urged to review carefully the section entitled “United States Federal Taxation” in this prospectus supplement no. 634 and consult your tax advisors regarding your particular circumstances.

The Notes Will be Treated as Contingent Payment Debt Instruments for U.S. Federal Income Tax
Purposes, if the Stated Maturity of the Notes is More Than One Year

        Generally, unless otherwise specified in the applicable pricing supplement, if the stated maturity of the notes is more than one year (taking into account the last possible date that the notes could be outstanding), the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this prospectus supplement no. 634 called “United States Federal Taxation.” Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this prospectus supplement no. 634) of the notes even though you may not receive any stated interest on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the sections called “United States Federal Taxation” in this prospectus supplement no. 634 and “United States Federal Taxation” in the accompanying prospectus. The comparable yield and projected payment schedule for your notes will be provided to you in each applicable pricing supplement.

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HYPOTHETICAL RETURNS ON YOUR NOTE

        The following examples and tables are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical payment amounts at maturity, assuming all other variables described below remain constant, for a range of index and basket performances as they relate to hypothetical issuances of the following notes: (i) notes linked to a single index; (ii) notes linked to a basket of indices; (iii) notes linked to the worst performing index of a basket of indices; and (iv) notes linked to the best performing index of a basket of indices.

        The information in the tables below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples and tables below such as prevailing interest rates and the volatility of the index or a basket of indices. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to Your Notes — Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

        No one can predict what the level of the applicable index or basket of indices (including any best or worst performing index, if applicable) will be on the determination date or any of the averaging dates, as applicable, for your notes. The indices included in “Annex A – The Indices” below have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index stocks. Among other things, the return on your notes will not reflect any dividends that may be paid on the index stocks. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to Your Notes — Certain Aspects of the Tax Treatment of Short-term Notes are Uncertain” below.

        For these reasons, the actual performance of the applicable index or basket of indices (including any best or worst performing index, if applicable) over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

        The following examples and tables do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples and tables below that there is no change in or affecting the composition of the applicable equity or commodity indices, as applicable or the method by which the index sponsors calculate the respective indices, that there is no change in the relative weighting of any index stock or index commodity, as applicable, for a particular index, and that no market disruption event occurs with respect to any index.

        The initial index or basket level, the participation rate, the determination date and any applicable averaging dates, any weighting multipliers and any minimum or maximum supplemental amounts that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Index with a Determination Date

        If the final index level is greater than the initial index level, on the stated maturity date for each $1,000 face amount of your notes, you will receive a supplemental amount in addition to the $1,000 face amount. The supplemental amount will be calculated on the determination date (examples of which are provided below) and will equal the product of (i) the face amount times (ii) the participation rate times (iii) the index return, the latter of which is the percentage, if any, by which the final index level exceeds the

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initial index level. Accordingly, if the final index level is greater than the initial index level, the payment at maturity will be as follows:

face amount +	(	face amount	x	participation rate	x	index return	)

        If the final index level is equal to or less than the initial index level, the supplemental amount will be zero and for each $1,000 face amount, you will receive only the face amount.

        The hypothetical examples presented below show how the payment amount on the notes, including the supplemental amount, is calculated.

Example 1: The participation rate is greater than 100%.

Key Terms and Assumptions

Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,500
Hypothetical participation rate:	130%

supplemental amount per note = $1,000 x 130% x	1,500 – 1,000 1,000	= $650

        In the example above, the total payment at maturity per $1,000 face amount will equal $1,650, which is the sum of the $1,000 face amount and the supplemental amount of $650.

        The table below illustrates the effect of the assumed participation rate of 130% on the hypothetical return on each note for the specified final index levels. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return on Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount	Supplemental Amount	Payment at Maturity	Percentage Return on $1,000 Note

100%	2,000	$1,000	$1,300	$2,300	130%
90%	1,900	$1,000	$1,170	$2,170	117%
80%	1,800	$1,000	$1,040	$2,040	104%
70%	1,700	$1,000	$910	$1,910	91%
60%	1,600	$1,000	$780	$1,780	78%
50%	1,500	$1,000	$650	$1,650	65%
40%	1,400	$1,000	$520	$1,520	52%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

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Example 2: The participation rate is less than 100%.

Key Terms and Assumptions

Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,500
Hypothetical participation rate:	80%

supplemental amount per note = $1,000 x 80% x	1,500 – 1,000 1,000	= $400

        In the example above, the total payment amount at maturity per $1,000 face amount will equal $1,400, which is the sum of the $1,000 face amount and the supplemental amount of $400.

        The table illustrates the effect of the assumed participation rate of 80% on the hypothetical return on each note for the final index levels specified below. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return on Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount	Supplemental Amount	Payment at Maturity	Percentage Return on $1,000 Face Amount

100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$160	$1,160	16%
10%	1,100	$1,000	$80	$1,080	8%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 3: "Maximum supplemental amount” is applicable.

Key Terms and Assumptions

Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,200
Hypothetical participation rate:	130%
Hypothetical maximum supplemental amount:	$400

supplemental amount per note = $1,000 x 130% x	1,200 – 1,000 1,000	= $260

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The supplemental amount equals $260, which is less than the maximum supplemental amount of $400; therefore, the supplemental amount will equal $260.

Key Terms and Assumptions

Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,500
Hypothetical participation rate:	130%
Hypothetical maximum supplemental amount:	$400

supplemental amount per note = $1,000 x 130% x	1,500 – 1,000 1,000	= $650

The supplemental amount equals $650, which exceeds the maximum supplemental amount of $400; therefore, the supplemental amount will equal $400.

        The table illustrates the effect of the assumed maximum supplemental amount of $400 and assumed participation rate of 130% on the hypothetical return on each note for the final index levels specified below. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return on Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount	Supplemental Amount	Payment at Maturity	Percentage Return on $1,000 Face Amount

100%	2,000	$1,000	$400	$1,400	40%
90%	1,900	$1,000	$400	$1,400	40%
80%	1,800	$1,000	$400	$1,400	40%
70%	1,700	$1,000	$400	$1,400	40%
60%	1,600	$1,000	$400	$1,400	40%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$400	$1,400	40%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

        If a maximum supplemental amount applies to your notes, the appreciation potential of the notes will be limited by such maximum supplemental amount even if the final index level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index, the index stocks or the index commodities, as applicable, of the underlying index.

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Example 4: “Minimum supplemental amount” is applicable.

Key Terms and Assumptions

Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,200
Hypothetical participation rate:	80%
Hypothetical minimum supplemental amount:	$200

supplemental amount per note = $1,000 x 80% x	1,200 – 1,000 1,000	= $160

The supplemental amount equals $160, which is less than the minimum supplemental amount of $200; therefore the supplemental amount will equal $200, the minimum supplemental amount.

Key Terms and Assumptions

Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,500
Hypothetical participation rate:	80%
Hypothetical minimum supplemental amount:	$200

supplemental amount per note = $1,000 x 80% x	1,500 – 1,000 1,000	= $400

The supplemental amount equals $400, which is greater than the minimum supplemental amount of $200; therefore the supplemental amount will equal $400.

        The table below illustrates the effect of the assumed minimum supplemental amount of $200 and assumed participation rate of 80% on the hypothetical return on each note for the specified final index levels. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return of Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount	Supplemental Amount	Payment at Maturity	Percentage Return on $1,000 Face Amount

100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$200	$1,200	20%
10%	1,100	$1,000	$200	$1,200	20%
0%	1,000	$1,000	$200	$1,200	20%
-10%	900	$1,000	$200	$1,200	20%
-20%	800	$1,000	$200	$1,200	20%
-50%	500	$1,000	$200	$1,200	20%
-100%	0	$1,000	$200	$1,200	20%

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Notes Linked to a Basket of Indices

        At maturity, if the final basket level is greater than the initial basket level, for each of your notes, you will receive a supplemental amount in addition to the $1,000 face amount. The supplemental amount will equal the product of (i) the face amount times (ii) the participation rate times (iii) the basket return, the latter of which is the percentage, if any, by which the final basket level exceeds the initial basket level. The payment amount at maturity, if the final basket level is greater than the initial basket level, is as follows:

face amount +	(	face amount	x	participation rate	x	basket return	)

        At maturity, if the final basket level is equal to or less than the initial basket level, the supplemental amount will be zero and for each $1,000 face amount of your notes, you will receive the $1,000 face amount.

        The tables under “—Notes Linked to a Single Index with a Determination Date” can also be used to illustrate the payment at maturity on each note for a range of hypothetical percentage changes in the basket based on the basket returns. However, it is important to understand that the basket returns are based on the weighted returns of each index in the basket of indices, which can offset one another. The following examples assume an initial basket level of 100.

Example 1: All Basket Indices Have Positive Returns

Basket Index	Hypothetical Initial Index Level	Hypothetical Weighting Multiplier	Hypothetical Final Index Level	Final Index Level × Weighting Multiplier

Index A	200	0.1667	220	36.674
Index B	800	0.0417	880	36.696
Index C	1500	0.0222	1650	36.630
			Final Basket Level:	110
			Basket Return:	10%

        The basket return is the sum of the products, as calculated for each basket index, of the applicable index return and the corresponding weighting multiplier. Assuming a hypothetical participation rate of 130%, the supplemental amount is calculated as follows:

        supplemental amount per note = $1,000 x 130% x 10% = $130

        Therefore, in this example, the hypothetical payment amount at maturity per note will equal $1,130, which is the sum of the $1,000 face amount and the supplemental amount of $130.

Example 2: Mixed Returns of Basket Indices

        Two of the three basket indices have a positive index return, but these returns are offset by a negative return of the basket index with the greatest weighting in the basket.

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Basket Index	Hypothetical Initial Index Level	Hypothetical Weighting Multiplier	Hypothetical Final Index Level	Index Return x Weighting Multiplier

Index A	200	0.1667	50	8.335
Index B	800	0.0417	840	35.028
Index C	1500	0.0222	1763	39.139
			Final Basket Level:	82.502
			Basket Return:	-17.498%

        The basket return in this example is approximately -17.5%. Regardless of the participation rate, the supplemental amount will be zero because the final basket level is less than the initial basket level (as evidenced by the negative basket return), and the payment amount at maturity per $1,000 face amount of your notes will be the $1,000 face amount.

        To see how maximum supplemental amount, minimum supplemental amount or averaging dates affects the calculation of the payment at maturity for notes linked to a basket of indices (including any best or worst performing index, if applicable), please refer to the relevant examples described in “—Notes Linked to a Single Index with a Determination Date” and “—Notes with Averaging Dates,” which would also apply to notes linked to a basket of indices.

Notes with Averaging Dates

        In the case of notes with averaging dates, the supplemental amount, if any, will be based on the final index level (or final basket level for notes linked to a basket of indices including any best or worst performing index, if applicable), which will equal the arithmetic average of the closing levels of the underlying index (or basket of indices) on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlying index (or basket of indices) may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible payment amounts on the stated maturity date. The examples of the hypothetical payment amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlying index (or basket of indices) over such period on the amount payable to you at maturity. However, the underlying index (or basket of indices) may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

        The following four cases illustrate the payment amounts at maturity on each note for a range of closing levels of an index (or a basket of indices) in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the supplemental amount on the final average index or basket level as determined over the averaging dates, assuming the face amount of $1,000 and a hypothetical initial index or basket level of 100.

	Case 1	Case 2	Case 3	Case 4

	Closing Level	Closing Level	Closing Level	Closing Level

1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Final Averaging Date	160	80	100	125
Hypothetical Final Index/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Participation Rate	110%	110%	110%	110%
Supplemental Amount	$495	$0	$248	$0
Payment Amount at Maturity on a $1,000 Face Amount	$1,495	$1,000	$1,248	$1,000

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•	In Case 1, the index or basket closing levels increase on each averaging date but, due to the averaging of the closing levels of the basket indices over the averaging dates, the final index or basket level of 145 is lower than the closing level of 160 on the final averaging date. At maturity, for each note, the investor receives $1,495 (the sum of the face amount of $1,000 and the supplemental amount of $495). The return on the notes at maturity represents a 49.5% increase above the $1,000 face amount, which is less than the simple index or basket return of 60% over the life of the notes.
•	In Case 2, the index or basket closing levels decrease on each averaging date. The averaging of the closing levels over the averaging dates results in a final index or basket level of 95, which is higher than the closing level of 80 on the final averaging date. But, because the final index or basket level is less than the initial index or basket level, there is no supplemental amount. Therefore, the investor receives the $1,000 face amount for each note at maturity, even though the index or basket of indices declines by 5% over the life of the notes.
•	In Case 3, the index or basket closing levels reach a high of 140 on the second averaging date and declines on subsequent averaging dates. At maturity, the final index or basket level of 122.50 is higher than the closing level of 100 on the final averaging date. At maturity, for each note the investor receives $1,248, the sum of the $1,000 face amount and the supplemental amount of $248. The return on the notes at maturity represents a 24.8% increase above the $1,000 face amount, even though the simple index or basket return over the life of the notes is 0%.
•	In Case 4, the index or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the final averaging date. At maturity, the final index or basket level of 98.75 is less than the closing level of 125.50 on the final averaging date. Because the final index or basket level is also less than the initial index or basket level, there is no supplemental amount, and the investor receives only the $1,000 face amount for each note at maturity, although the simple index or basket return over the life of the notes is 25%.

Notes Linked to the Worst Performing Index

        At maturity, if the final index level of the worst performing index is greater than its initial index level, for each of your notes, you will receive a supplemental amount in addition to the $1,000 face amount. The supplemental amount will equal the product of (i) the $1,000 face amount times (ii) the participation rate times (iii) the worst index return, which is the index return of the worst performing index. Accordingly, the payment amount at maturity, if the final index level of the worst performing index is greater than its initial index level, is as follows:

face amount +	(	face amount	x	participation rate	x	worst index return	)

        At maturity, if the final index level of the worst performing index is equal to or less than its initial index level, the supplemental amount will be zero and for each $1,000 face amount of your notes, you will receive the $1,000 face amount.

        Where a note is linked to the worst performing index, your return on the notes will be determined and limited by the worst performing index, and therefore, in certain circumstances, the return on your notes may equal only the $1,000 face amount even if the final index level of each of the indices other than the worst performing index included in the basket is above its respective initial index level.

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        Presented below is a hypothetical example showing how the payment amount on your notes linked to the worst performing index in a basket of indices, including the supplemental amount, is calculated.

        The following example illustrates the payment at maturity on a note linked to the worst performing index of a basket of indices composed of Indices A and B and demonstrates the impact of basing the calculation of the supplemental amount for the notes on the closing level of the worst performing index on the determination date.

	Index A	Index B	Worst Performing Index = Index B

	Closing Level	Closing Level	Closing Level

Hypothetical Initial Index Level	1,000	1,000	1,000

Hypothetical Final Index Level	1,300	1,100	1,100

Index Return	30%	10%	10%

Hypothetical Participation Rate	–	–	110%

Supplemental Amount	–	–	$110

Payment Amount at Maturity on a $1,000 Face Amount	–	–	$1,110
•	The index return of Index A is 30%, which is the percentage by which the final index level of 1,300 exceeds the initial index level of 1,000.
•	The index return of Index B is 10%, which is the percentage by which the final index level of 1,100 exceeds the initial index level of 1,000.
•	The worst performing index is the index with the lowest index return in the basket of indices, which in this scenario is Index B. The supplemental amount for your notes is calculated based on the index return of Index B, the worst performing index, as follows:

face amount per note = $1,000 x 110% x 10% = $110

        The payment at maturity is $1,110, which is the sum of the $1,000 face amount and the supplemental amount of $110. Therefore, you will not participate in the appreciation of the better-performing index, Index A.

Notes Linked to the Best Performing Index

        At maturity, if the final index level of the best performing index is greater than its initial index level, for each of your notes, you will receive a supplemental amount in addition to the face amount. The supplemental amount will equal the product of (i) the $1,000 face amount times (ii) the participation rate times (iii) the best index return, which is the index return of the best performing index in the basket of indices. Accordingly, the payment amount at maturity, if the best performing index’s final index level is greater than its initial index level, is as follows:

face amount +	(	face amount	x	participation rate	x	best index return	)

        At maturity, if the final index level of the best performing index is equal to or less than its initial index level, the supplemental amount will be zero and for each of your notes, you will receive the $1,000 face amount.

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        Presented below is a hypothetical example showing how the payment on the notes, including the supplemental amount, is calculated. The following example illustrates the payment amount at maturity on a note linked to the best performing index of a basket of indices composed of Indices A and B with four averaging dates and demonstrates the impact of basing the calculation of the supplemental amount for the notes on the arithmetic average of the closing level of the best performing index on each of the averaging dates.

	Index A	Index B	Best Performing Index – Index A

	Closing Level	Closing Level	Closing Level

1st Averaging Date	1,300	1,400	1,300
2nd Averaging Date	1,400	1,500	1,400
3rd Averaging Date	1,500	500	1,500
Final Averaging Date	1,600	200	1,600

Hypothetical Initial Index Level	1,000	1,000	1,000

Hypothetical Final Index Level	1,450	900	1,450

Index Return	45%	-10%	45%

Hypothetical Participation Rate	–	–	110%

Supplemental Amount	–	–	$495

Payment at Maturity on a $1,000 Face Amount	–	–	$1,495

•	The index return of Index A is 45%, which is the percentage by which the final index level of 1,450 exceeds the initial index level of 1,000.
•	The index return of Index B is -10%, which is the percentage by which the final index level of 900 declined from the initial index level of 1,000.
•	The best performing index is the index with the highest index return of the group of indices, which is Index A. The supplemental amount for your notes will be calculated based on the index return of Index A, the best performing index, as follows:

face amount per note = $1,000 x 110% x 45% = $495

        The payment at maturity is $1,495, which is the sum of the $1,000 face amount and the supplemental amount of $495.

We cannot predict the actual final index level or final basket level for your notes, nor can we predict the relationship between the index or basket level and the market value of your notes at any time prior to the stated maturity date. The actual amount that a holder of the notes will receive at stated maturity and the rate of return on the notes will depend on the actual final index level or actual final basket level, as applicable, determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

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ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated December 5, 2006. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the index stocks or index commodities, i.e., the stocks or commodity futures contracts comprising the index or indices to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

Your Notes May Bear Interest at a Low Rate or They May Bear No Interest at All

        The relevant pricing supplement will state whether your notes bear interest. If your notes do bear interest, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to an index or a basket of indices. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

Assuming No Changes in Market Conditions or any Other Relevant Factors, the Market Value of Your Notes on the Date of any Applicable Pricing Supplement (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will Be Significantly Less Than the Issue Price

        The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

        If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value Of Your Notes May Be Influenced By Many Unpredictable Factors” below.

        Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

        There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

If Your Notes Are Linked to a Basket of Indices, the Lower Performance of One Index May Offset an Increase in the Other Indices in the Basket

        Your notes may be linked to a basket of indices that are not equally weighted. Declines in the level of one index may offset increases in the levels of the other indices in the basket. As a result, any return on the basket—and thus on your notes—may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

Your Return on the Notes May Be Limited by the Index with the Lowest Return If Your Notes Are Linked to the Worst Performing Index of a Basket of Indices

        For notes linked to the worst performing index of a basket of indices, your return on the notes will be limited by the return of the worst performing index. The worst performing index will be the index with the lowest return of the applicable basket of indices. For example, in a basket of two indices, if the index return of the first index is positive and the index return of the second index is negative, the amount that you will be paid for each of your notes at maturity would be determined based on the return of the second

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index. In such a case, you will not receive any supplemental amount on your notes on the stated maturity date.

The Payment Amount on Your Notes Will Not Be Affected by the Closing Level of the Relevant Index or the Basket Closing Level, as Applicable, on Any Date Other Than the Determination Date or Each Averaging Date, as Applicable

        The supplemental amount that may be paid on your notes will be determined based on the closing level of the applicable index or the basket closing level on the determination date or on each of the averaging dates, as applicable. Although the actual closing level of a particular index or basket of indices on the stated maturity date or at other times during the life of your notes may be higher than the final index level or final basket level, as applicable, you will not benefit from the closing level of such index or basket of indices at any time other than on the determination date or each of the averaging dates, as applicable.

The Payment Amount on Your Notes May Be Linked to the Levels of the Index or Indices on a Specified Number of Averaging Dates

        If specified in the applicable pricing supplement, the index return or basket return, will be based on the arithmetic average of the closing levels of an index or a basket of indices, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the index or basket of indices over the term of your notes. For example, if the closing level of a particular index dramatically surged on the last of five averaging dates (in other words, the determination date), the payment amount for each of your notes may be significantly less than it would have been had the payment amount been linked to the closing level of the index on that one date.

The Potential for the Value of Your Notes to Increase May Be Limited

        If the applicable pricing supplement specifies that your notes are subject to a maximum supplemental amount, your ability to participate in any change in the value of the index or basket of indices over the life of the notes will be limited. If so specified, the maximum supplemental amount will limit the supplemental amount that you may receive for each of your notes at maturity, no matter how much the level of the index or basket of indices, as applicable, may rise or fall, over the life of the notes. Accordingly, the payment amount for each of your notes may be significantly less than it would have been had you invested directly in the underlying index or basket of indices.

        In addition, if the participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final index level or final basket level, as applicable, exceeds the initial index level or initial basket level, as applicable, the supplemental amount you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlying index or indices. This is because a participation rate of less than 100% will have the effect of reducing your exposure to any index or basket returns.

Your Notes May Not Have an Active Trading Market

        Your notes may not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

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The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

        The following factors, many of which are beyond our control, may influence the market value of your notes:

•	the volatility—i.e., the frequency and magnitude of changes—of the levels the index or basket of indices;
•	whether your notes are linked to a single index, a basket of indices or the worst or best performing index of the basket of indices;
•	the level of the index or indices to which your notes are linked, the participation rate, the weighting multiplier, the maximum supplemental amount or the minimum supplemental amount, as applicable;
•	the dividend rates of the stocks underlying the index or basket of indices, if applicable;
•	temporary suspension or disruption of market trading in commodities and related futures because of lack of liquidity, the participation of speculators, government intervention, or other factors, if applicable;
•	economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks or commodities underlying the index or basket of indices, and which may affect the closing level of the index or basket of indices;
•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•	our creditworthiness.

        These factors may influence the market value of your notes if you sell your notes before maturity. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable index or basket of indices based on their historical performance.

If the Levels of the Index or Indices Change, the Market Value of Your Notes May Not Change in the Same Manner

        Your notes may trade quite differently from the performance of the index or basket of indices. Changes in the levels of the index or basket of indices may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “—The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Index Stocks

        With respect to the indices the underliers of which are stocks or equity securities, each index sponsor calculates the level of the applicable index by reference to the prices of the stocks included in the applicable index, without taking account of the value of dividends paid on those stocks. Therefore, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in each index and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the index stocks by the index stock issuers. See “—You Have No Shareholder Rights or Rights to Receive Any Stock” below for additional information.

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You Have No Shareholder Rights or Rights to Receive Any Stock

        With respect to indices the underliers of which are stocks or equity securities, investing in your notes will not make you a holder of any of the stocks underlying the index or basket of indices. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such stocks. Your notes will be paid in cash, and you will have no right to receive delivery of any such stocks.

You Have No Rights with Respect to Commodities or Commodities Contracts or Rights to Receive Any Commodities

        With respect to indices the underliers of which are commodity futures contracts or other commodity-linked instruments, investing in your notes will not make you a holder of any of the commodities underlying the index or any contracts with respect thereto. Neither you nor any other holder or owner of your notes will have any rights with respect to any index commodity. Any amounts payable on your notes will be made in cash, and you will have no right to receive delivery of any index commodity.

Trading And Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Basket of Indices, the Currencies They Are Denominated in or the Index Stocks or Index Commodities Underlying the Applicable Index or Basket of Indices, as Applicable, May Impair the Value of Your Notes

        As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the index or indices. We also expect to adjust our hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index or indices, or the stocks or commodity futures contracts underlying the applicable index or basket of indices, as applicable, comprising such index or basket of indices, which we refer to as index stocks or index commodities respectively, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to changes in the level of the index or basket of indices. Any of these hedging activities may adversely affect the levels of the index or indices—directly or indirectly by affecting the price of the index stocks or index commodities—and therefore the market value of your notes and the amount we will pay on your notes at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

        Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the index stocks or index commodities or instruments whose returns are linked to the index, indices or index stocks or index commodities for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the level of the index or indices—directly or indirectly by affecting the price of the index stocks or index commodities—and therefore, the market value of your notes and the amount we will pay on your notes at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the index or indices or one or more of the index stocks or index commodities. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes at maturity.

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An Investment in the Notes May Be Subject to Risks Associated with Foreign Securities Markets

        With respect to indices the underliers of which are stocks or equity securities, the index or basket of indices to which your notes may be linked may include stocks issued by foreign companies in the United Kingdom, Europe or Asia. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the index or basket of indices may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

        Securities prices in the United Kingdom, Europe and Asia are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Notes Linked to Certain Indices, Such as the MSCI EAFE Index or the Dow Jones
EURO STOXX 50 Index, Are Subject to Foreign Currency Exchange Rate Risk

        For notes linked to certain indices whose index stock prices are converted into U.S. dollars for purposes of calculating the value of the indices, such as the MSCI EAFE Index (and its component country indices) or the dollar-denominated version of the Dow Jones EURO STOXX 50 Index, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the indices which are calculated in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall index. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment amount at maturity of the notes may be reduced.

        Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•	rates of inflation;
•	interest rate levels;
•	the balance of payments among countries;
•	the extent of governmental surpluses or deficits in the component countries and the United States; and
•	other financial, economic, military and political factors.

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        All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the various component countries and the United States and other countries important to international trade and finance.

        The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the index or basket of indices or other de facto restrictions on the repatriation of U.S. dollars.

For Notes Linked to Indices Whose Index Stocks are Traded in Foreign Currencies, The Return on Your Notes Will
Depend on Changes in the Final Index or Basket Level and Will Not Be Adjusted for Changes in the Foreign Currency
Exchange Rate

        For notes linked to the indices whose index stocks are traded in foreign currencies, although the index stocks may be traded in one or more foreign currencies and your notes will be denominated in U.S. dollars, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The payment amount on the stated maturity date will be based solely upon the overall change in the level of the applicable index or the basket of indices over the life of your notes. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the applicable foreign countries whose currencies in which your notes are traded that, in turn, may affect the final index or basket level.

Our Business Activities May Create Conflicts of Interest Between Your Interests in the Notes and Us

        As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the index or basket of indices, index stocks or index commodities that are not for your account or on your behalf. These trading activities may present a conflict between your interest in your notes and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the index or basket of indices, could be adverse to your interests as a beneficial owner of your notes.

        Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the sponsors of the underlying index or indices or with the issuers of the index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of a note. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the issuers of the index stocks or index commodities and with respect to the index or indices. Any of these activities by any of our affiliates may affect the levels of the index or basket of indices and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

As Calculation Agent, Goldman, Sachs & Co. Will Have the Authority to Make Determinations That Could Affect the
Market Value of Your Notes, When Your Notes Mature and the Amount You Receive at Maturity

        As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations regarding the interest payment; the final index level or the final basket level; the index return, the basket return, the worst index return or the best index return; market disruption events; the determination date, the stated maturity date and the averaging dates, if applicable; the default amount; the supplemental amount and the amount payable on your notes. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an index, individually or within a basket of

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indices. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “—Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc.

The Policies of the Applicable Index Sponsor and Changes that Affect an Index to Which Your Notes are Linked, the
Index Stocks or the Index Commodities Underlying Such Index, as Applicable, Could Affect the Amount Payable on Your
Notes and Their Market Value

        The policies of the applicable index sponsor concerning the calculation of the level of an index to which your notes are linked, additions, deletions or substitutions of index stocks or index commodities underlying such index, as applicable, and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, or the index commodities, as applicable, are reflected in the index level, could affect the index level and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable index sponsor changes these policies, for example, by changing the manner in which it calculates the index level, or if any index sponsor discontinues or suspends calculation or publication of the index level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, or if any of the index levels is not available on the determination date or on any averaging date (if applicable) because of a market disruption event or for any other reason, the calculation agent—which initially will be Goldman, Sachs & Co., our affiliate—may determine the index or basket levels on any such date—and thus the amount payable on the stated maturity date—in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index levels on the determination date and the amount payable on your notes more fully under “General Terms of the Index-Linked Notes—Discontinuance or Modification of an Index” and “—Role of Calculation Agent” below.

Suspensions or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of Your Notes

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, trading in the contract will follow the regulations set forth by the trading facility on which the contract is listed. Limit prices may have the effect of precluding trading in a particular contract, which could adversely affect the value of the the index and, therefore, the value of your notes.

        With respect to the indices the underliers of which are commodity futures contracts, if a market disruption event occurs on any futures contract included in an index, the value of that contract at the determination date or the applicable valuation date, as applicable, will not be calculated until a settlement price can be determined. If a market disruption event has occurred or is continuing on the last possible day to which the determination date or the applicable valuation date may be postponed, the calculation agent will calculate the final index level or the applicable valuation index level, as applicable, and the amount payable on your notes on the determination date or on the applicable valuation date, respectively. Accordingly, the calculation of your payment may be delayed beyond what would otherwise be the determination date or the applicable valuation date, respectively, and may be subject to the judgment of the calculation agent. Additionally, regardless of the market disruption event, the index sponsor will continue to calculate the value of the index and publish such value according to the process described

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above. Therefore, if a market disruption event occurs, the amount payable on your notes may not reflect the actual value of the index on the determination date or on the applicable valuation index level, respectively.

        You may not receive the amount payable on your notes on the stated maturity date or the applicable redemption date, as applicable, if a market disruption event occurs or is continuing on the determination date or on the applicable valuation date, respectively, until a number of business days after the final index level or the applicable valuation index level, respectively, can be determined.

The Calculation Agent Can Postpone the Stated Maturity Date If A Market Disruption Event Occurs

        In case of notes linked to a single index, if the calculation agent determines that, on the determination date or any averaging date, as applicable, a market disruption event has occurred or is continuing with respect to such index or that day is not a trading day, the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing. In no cases will the determination date or any averaging date, as applicable, be postponed later than the scheduled stated maturity date, or if such date is not a business day, the business day following the scheduled stated maturity date. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day, such date will nevertheless be the determination date or the applicable averaging date, respectively. In case of notes linked to a basket of indices, the determination date or any averaging date, as applicable, with respect to each basket index will be determined as described in the preceding three sentences. The last averaging date for notes (and thus, the determination date for the notes) linked to a basket of indices will occur on the latest of the averaging dates for the basket indices. In case of index-linked notes linked to the worst or best performing index, the determination date or averaging dates, as applicable, will similarly be determined for each index individually, and the determination date or averaging dates, as applicable, for your notes will equal the determination date or averaging dates, respectively, of the worst or best performing index, as applicable.

        As a result of any of the foregoing, the stated maturity date for your notes will also be postponed. Thus, you may not receive the cash payment that we are obligated to deliver on the stated maturity date until several days after the originally scheduled due date. Moreover, if the determination date or any averaging date, as applicable, does not occur on the applicable scheduled date because of a market disruption event, a non-trading day or for any other reason, in certain circumstances the calculation agent will determine the final index level or the final basket level, as applicable, as described under “General Terms of the Index-Linked Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

Except to the Extent We are One of the 500 Companies Whose Common Stock Comprises the S&P 500® Index, There Is
No Affiliation Between The Index Stock Issuers or The Index Sponsors And Us, And We Are Not Responsible For Any Disclosure By The Index Stock Issuers

        The common stock of Goldman Sachs is one of the 500 index stocks comprising the S&P 500® Index. Goldman Sachs is not otherwise affiliated with the issuers of the index stocks or the index sponsors. As we have told you above, however, we or our affiliates may currently or from time to time in the future engage in business with the index stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the index or basket of indices and the index stock issuers. You, as an investor in your notes, should make your own investigation into the indices and the index stock issuers. See “Annex A — The Indices” below for additional information about the index or basket indices to which your notes may be linked.

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        Neither the index sponsors nor the index stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the index sponsors nor the index stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

For Notes Linked to the S&P GSCI™ Index and the GSCI™ Total Return Index, the S&P GSCI™ and the GSCI™ Total Return Indices May in the Future Include Contracts That Are Not Traded On Regulated Futures Exchanges

        The S&P GSCI™ and the GSCI™ Total Return were originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). At present, the S&P GSCI™ and the GSCI™ Total Return continue to be comprised exclusively of regulated futures contracts. As described below, however, the S&P GSCI™ and the GSCI™ Total Return may in future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the indices may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Data Sourcing and Calculation Risks Associated with the DJ-AIG Index™ and the DJ-AIG Commodities Total Return Index™ May Adversely Affect the Return on Your Notes

        For notes linked to the DJ-AIG Index™ and the DJ-AIG Commodities Total Return Index™ (a related index of the DJ-AIG Index™), the composition of the DJ-AIG Index, related indices or sub-indices will be recalculated annually in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of components of the DJ-AIG Index, related indices or sub-indices. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the DJ-AIG Index, related indices or sub-indices for the following year. Additionally, the Oversight Committee of the DJ-AIG Index, Dow Jones and AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the DJ-AIG Index, related indices or sub-indices are determined each year in June or July by the Oversight Committee for the DJ-AIG Index, which has a significant degree of discretion in exercising its supervisory duties with respect to the DJ-AIG Index, related indices or sub-indices and has no obligation to take the needs of your interest in your notes to transactions involving the DJ-AIG Index, related indexes or sub-Indexes into consideration when reweighting or making any other changes to the DJ-AIG Index, related indices or sub-indices.

For Notes Linked to a Commodity Index, Higher Future Prices of Commodities Included in the Index Relative to Their Current Prices May Decrease the Amount Payable on Your Notes

        With respect to the indices the underliers of which are commodity futures contracts, as the contracts that underlie the index come to expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in May may specify a July expiration. As time passes, the contract expiring in July is replaced by a contract for delivery in a later month, for example, August. This is accomplished by selling the July contract and purchasing the August contract. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, where the prices are lower in the distant delivery months than in the earlier delivery months, the sale of the July contract would take place at a price that is higher than the price of the August contract, thereby creating a “roll yield”. Some commodities futures contracts have

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historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the market for a commodities futures contract could result in negative “roll yields,” which could adversely affect the value of an index or index tied to that contract, if rolled to nearer rather than more distant delivery months. However, while the index has been designed to mitigate the effects of contango, there is no assurance that it will be successful in doing do. It is also possible that the features of the index designed to address the effects of contango will instead adversely affect the value of the index and, consequently, the return on your notes. See “The Indices” below for more information.

Changes in the Composition and Valuation of a Commodity Index to Which Your Notes Are Linked May Adversely Affect the Value of Your Notes

        With respect to the indices the underliers of which are commodity futures contracts, the composition of the applicable commodity index may change over time, as additional futures contracts satisfy the eligibility criteria of the applicable commodity index or futures contracts currently included in the applicable commodity index fail to satisfy such criteria and those changes could impact the composition of the index. A number of modifications to the methodology for determining the contracts to be included in the commodity indices, and for valuing the commodity indices, have been made in the past several years and future modifications may be made in the future. Such changes could adversely affect the value of your notes.

        In the event that the applicable index sponsor discontinues publication of the applicable commodity index or the index sponsor discontinues calculation of the index, the calculation agent will continue to calculate the index during the remaining term of your notes, based on the methodology described in the prospectus supplement.

Certain Aspects of the Tax Treatment of Short-term Notes Are Uncertain

        Certain aspects of the tax treatment of short-term notes that provide for contingent payments are uncertain. Please read carefully the section called “United States Federal Taxation—Short-Term Notes” in this prospectus supplement no. 634.

        If you are a non-U.S. investor, please also read the section of this prospectus supplement no. 634 called “United States Federal Taxation.”

        You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations For Insurance Companies and Employee Benefit Plans

        Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the index-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the index-linked notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the index-linked notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

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GENERAL TERMS OF THE INDEX-LINKED NOTES

        In addition to the terms described on the first eight pages of this prospectus supplement no. 634, the following general terms will apply to the index-linked notes, including your notes:

Specified Currency

        Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest, if any, will be made in U.S. dollars (“$“).

Form and Denomination

        The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples in excess thereof.

No Listing

        Unless otherwise specified in the relevant pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

        Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;
•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and
•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

        Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Index, Index Sponsor, Index Stocks and Index Commodities

        In this prospectus supplement no. 634, when we refer to an index, we mean the applicable index specified in the relevant pricing supplement, or any successor index, as such index or successor index may be modified, replaced or adjusted from time to time as described under “— Discontinuance or Modification of the Index” below. When we refer to an index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index as then in effect. When we refer to the index stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable index as then in effect, after giving effect to any additions, deletions or substitutions. When we refer to the index commodities, we mean the commodity futures contracts that comprise the index as then in effect, after giving effect to any additions, deletions or substitutions.

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Payment of Principal on Stated Maturity Date

        On the stated maturity date, we will exchange each of your notes for an amount in cash equal to the sum of the $1,000 face amount plus the supplemental amount, if any, subject to any adjustments or modifications as described below. You will receive at least the face amount of your notes per each face amount at maturity.

Supplemental Amount

        Notes Linked to a Single Index.

        If the final index level is greater than the initial index level, the supplemental amount will be an amount in cash equal to the product of (i) the face amount times (ii) the participation rate times (iii) the index return.

•	The participation rate will be a percentage specified in the applicable pricing supplement.
•	The index return will equal the result of (i) the final index level minus the initial index level divided by (ii) the initial index level.
•	The final index level will equal the closing level of the index on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event” and “— Discontinuance or Modification of the Index” below.
•	The initial index level will be specified in the applicable pricing supplement.

        If the final index level is less than or equal to the initial index level, the supplemental amount will equal zero.

        Notes Linked to a Basket of Indices.

        If the final basket level is greater than the initial basket level, the supplemental amount will be an amount in cash equal to the product of (i) the face amount times (ii) the participation rate times (iii) the basket return.

•	The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.
•	The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing level on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event” and “— Discontinuance or Modification of the Index” below.
•	The basket closing level on any given day will equal the sum of the products, as calculated for each basket index, of the closing level for such basket index multiplied by its respective weighting multiplier.
•	A basket index refers to any index in the specified basket of indices.

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•	A weighting multiplier is the (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index, as set forth in the applicable pricing supplement for your notes.
•	The weighting percentage for each basket index will be the applicable percentage weight within the basket provided for such basket index in the applicable pricing supplement. The sum of the weighting percentages for all of the indices in a basket will always be 100%.
•	The initial basket level will be specified in the applicable pricing supplement.

        If the final basket level is less than or equal to the initial basket level, the supplemental amount will equal zero.

        Notes Linked to the Worst Performing Index.

        If the final index level of the worst performing index is greater than the initial index level of the worst performing index, the supplemental amount will be an amount in cash equal to the product of (i) the face amount times (ii) the participation rate times (iii) the worst index return.

•	The worst performing index is the index with the lowest index return among the indices in the basket.
•	The worst index return is the index return of the lowest performing index.

        If the final index level of the worst performing index is less than or equal to the initial index level of such index, the supplemental amount will equal zero.

        Notes Linked to the Best Performing Index.

        If the final index level of the best performing index is greater than the initial index level of the best performing index, the supplemental amount will be an amount in cash equal to the product of (i) the face amount times (ii) the participation rate times (iii) the best index return.

•	The best performing index is the index with the highest index return among the indices in the basket.
•	The best index return is the index return of the highest performing index.

        If the final index level of the best performing index is less than or equal to the initial index level of such index, the supplemental amount will equal zero.

Maximum Supplemental Amount or Minimum Supplemental Amount

        The supplemental amount, if any, for your notes will be modified as described under this subsection entitled “— Maximum Supplemental Amount or Minimum Supplemental Amount” only if the applicable pricing supplement specifies that a maximum supplemental amount and/or a minimum supplemental amount will apply to your notes.

•	If a maximum supplemental amount is specified in the applicable pricing supplement, the supplemental amount for your notes will equal the lesser of (i) the supplemental amount calculated as described under the subsection entitled “— Supplemental Amount” above, and (ii) the maximum supplemental amount specified in the applicable pricing supplement.

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•	If a minimum supplemental amount is specified in the applicable pricing supplement, the supplemental amount for your notes will equal the greater of (i) the supplemental amount calculated as described under the subsection entitled “— Supplemental Amount” above and (ii) the minimum supplemental amount specified in the applicable pricing supplement.

Stated Maturity Date

        The stated maturity date for your notes will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described below, however, then the stated maturity date will be the date that is a number of business days following the postponed determination date equal to the number of business days from but excluding the originally scheduled determination date to and including the postponed determination date, in each case as specified in the applicable pricing supplement. The calculation agent may postpone the determination date or any averaging date, as applicable, — and therefore the stated maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the determination date or the applicable averaging date. We describe market disruption events under “— Special Calculation Provisions” below.

Determination Date

        Notes Linked to a Single Index. The determination date will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than the scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event occurs or is continuing on such last possible day or such last possible day is not a trading day, that day will nevertheless be the determination date.

        Notes Linked to a Basket of Indices. The determination date will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day with respect to any basket index. In that event, the determination date with respect to any basket index affected by a market disruption event will be the first following trading day on which the calculation agent determines that a market disruption event with respect to such basket index does not occur and is not continuing. In no event, however, will the determination date with respect to any basket index be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event with respect to such basket index occurs or is continuing on such last possible day or such last possible day is not a trading day, that day will nevertheless be the determination date with respect to such basket index. If the determination date with respect to any basket index does not occur on the originally scheduled determination date, the determination date for your notes will occur on the latest of the determination dates with respect to the basket indices.

        Notes Linked to the Worst or Best Performing Index in a Basket of Indices. The determination date will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day with respect to any basket index. In that event, the determination date with respect to any basket index affected by a market disruption event will be the first following trading day on which the calculation agent determines that a market disruption event with respect to such basket index does not occur and is not continuing. In no event, however, will the determination date with respect to any basket index be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event with respect to such basket index occurs or is continuing on such last possible day or such last possible day is not a trading day, that day will nevertheless be the determination date with respect to such basket index. The determination

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date for your notes will occur on the determination date with respect to the worst or best performing index, as applicable.

        Notwithstanding the three preceding paragraphs, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Averaging Dates

        The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply:

        Notes Linked to a Single Index. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event occurs or is continuing; provided that no averaging date will be postponed beyond the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event occurs or is continuing on such last possible day or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

        Notes Linked to a Basket of Indices. If a market disruption event occurs or is continuing with respect to a basket index on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, with respect to any basket index affected by such market disruption event will be postponed to the next trading day(s) on which no market disruption event with respect to such basket index occurs or is continuing; provided that no averaging date with respect to any basket index will be postponed beyond the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event occurs or is continuing with respect to such basket index on such last possible day or such last possible day is not a trading day, that day will nevertheless be the last averaging date with respect to such basket index. In such cases, more than one averaging date may occur simultaneously on such last possible day. If any averaging date with respect to any basket index does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the averaging dates with respect to the basket indices.

        Notes Linked to the Worst or Best Performing Index in a Basket of Indices. If a market disruption event occurs or is continuing with respect to a basket index on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, with respect to any basket index affected by such market disruption event will be postponed to the next trading day(s) on which no market disruption event with respect to such basket index occurs or is continuing; provided that no averaging date with respect to any basket index will be postponed beyond the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event occurs or is continuing with respect to such basket index on such last possible day or such last possible day is not a trading day, that day will nevertheless be the last averaging date with respect to such basket index. In such cases, more than one averaging date may occur simultaneously on such last possible day. Each of the averaging dates for your notes will occur on each of the averaging dates with respect to the worst or best performing index, as applicable, in the order of their occurrence.

Consequences of a Market Disruption Event or a Non-Trading Day

        Notwithstanding any description in this prospectus supplement no. 634 that may suggest otherwise, a market disruption event with respect to one or more basket indices will not, by itself, constitute a market disruption event for the remaining unaffected basket indices.

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        Notes Linked to a Single Index. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date or any averaging date be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If the determination date or any averaging date is postponed to the last possible day but a market disruption event occurs or is continuing on that day or such last possible day is not a trading day, that day will nevertheless be the determination date or the applicable averaging date, as applicable and the calculation agent will determine the final index level based as follows:

•	This bullet will apply to your notes if the notes are linked to a single index the underliers of which are stocks. If the closing level of the index that must be used to determine the supplemental amount is not available on the last possible determination date or any averaging date because of a market disruption event, a non-trading day or for any other reason, the calculation agent will nevertheless determine the closing level of the index based on its assessment, made in its sole discretion, of the level of the index on that day.
•	This bullet will apply to your notes if the notes are linked to a single index the underliers of which are commodity futures contracts. The calculation agent shall determine the final index level by reference to official settlement price, as published by the trading facility on which it is traded (which is referred to as the settlement price in this prospectus supplement no. 634), or other prices of each index commodity, using the then-current method for calculating the index, based on (i) the settlement price of each index commodity that is not affected by a market disruption event on the scheduled determination date or the scheduled averaging date, as applicable, and (ii) the settlement price of each index commodity that is affected by a market disruption event on the first trading day immediately following the scheduled determination date or the scheduled averaging date, as applicable, on which no market disruption event occurs or is continuing or, if such market disruption event occurs or is continuing with respect to any such index commodity on the last possible determination date or any averaging date, as applicable, the price determined by the calculation agent on the last possible determination date or averaging date, respectively.

        Notes Linked to a Basket of Indices. If a market disruption event with respect to any basket index occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected basket index, will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date or any averaging date with respect to any basket index be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to less than all of the basket indices, the basket closing level for the determination date or the applicable averaging date, as applicable, will be calculated based on (i) the closing level of each of the basket indices that are not affected by the market disruption event or non-trading day on the scheduled determination date or the applicable scheduled averaging date, as applicable, and (ii) the closing level of each of the basket indices that are affected by the market disruption event determined on the postponed determination date or the applicable postponed averaging date, as applicable, subject to the adjustment described in “— Consequences of a Market Disruption Event or a Non-Trading Date — Notes Linked to a Single Index” above. A market disruption event with respect to one or more indices will not, by itself, constitute a market disruption event for the remaining unaffected basket indices.

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        Notes Linked to the Worst or Best Performing Index. If a market disruption event with respect to any basket index occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected index, will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date or any averaging date with respect to any basket index be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If the determination date or any averaging date with respect to any basket index is postponed to the last possible day but a market disruption event with respect to such basket index occurs or is continuing on that day or such last possible day is not a trading day, that day will nevertheless be the determination date or the applicable averaging date, as applicable, with respect to such basket index. The final index level and the index return for each basket index will be determined based on the closing level of such basket index on the determination date or the averaging dates, as applicable, subject to the adjustment described in “— Consequences of a Market Disruption Event or a Non-Trading Date — Notes Linked to a Single Index” above, with respect to the applicable basket index for purposes of determining the worst performing index or the best performing index, as applicable. Once the worst performing index or the best performing index, as applicable, is identified, the determination date or the averaging dates, as applicable, for your notes will equal the determination date or the averaging dates, respectively, of the worst performing index or the best performing index, respectively. A market disruption event with respect to one or more indices will not, by itself, constitute a market disruption event for the remaining unaffected basket indices.

Interest Payments

        Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, as specified in the applicable pricing supplement, except that the interest payment dates will be those specified in the relevant pricing supplement and, as long as your notes are in global form, the regular record date for each interest payment date will be the fifth business day preceding the interest payment dates, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the actual stated maturity date. No interest will accrue from and including the scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

        If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

        Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

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        Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

        Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

        If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below) which we can exercise at our sole discretion only if the closing level of an index or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

        Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

        Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Discontinuance or Modification of an Index

        If an index sponsor discontinues publication of the applicable index and such index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the applicable index, then the calculation agent will determine the amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the calculation agent as a successor index.

        If the calculation agent determines that the publication of an index is discontinued and there is no successor index, or that the level of an index is not available on the determination date or any averaging date (after postponement to the last possible day) because of a market disruption event, a non-trading day or for any other reason, the calculation agent will determine the amount payable on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable index.

        If the calculation agent determines that an index, the stocks or the commodity futures contracts comprising an index or the method of calculating an index is changed at any time in any respect—including any split or reverse split of the applicable index and any addition, deletion or substitution and any reweighting or rebalancing of the applicable index stocks or index commodities, as applicable, and whether the change is made by the applicable index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the applicable index stocks or their issuers or index commodities, as applicable, or is due to any other reason—and is not otherwise reflected in the level of the applicable index by the applicable index sponsor pursuant to the applicable index methodology described under “The Indices” below, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation as it believes are appropriate to ensure that the final index level or the

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final basket level, as applicable, used to determine the amount payable on the stated maturity date, is equitable.

        All determinations and adjustments to be made by the calculation agent with respect to an index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Default Amount on Acceleration

        If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount below under “— Special Calculation Provisions” below.

        For the purpose of determining whether the holders of our Series B medium-term notes, which include the index-linked notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each index-linked note as the outstanding principal amount of that note. Although the terms of the index-linked notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the index-linked notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

        Any payment on your notes at maturity will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. We may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

        As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series B medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Role of Calculation Agent

        The calculation agent will make all determinations regarding the interest payment; the final index level or the final basket level; the index return, the basket return, the worst index return or the best index return; market disruption events; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the default amount; the supplemental amount and the amount payable on your notes at maturity or upon redemption. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

        Please note that the firm named as the calculation agent in this prospectus supplement no. 634 is the firm serving in that role as of the original issue date of your notes. We may change the calculation

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agent after the original issue date without notice and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

        When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the stated maturity date for your notes, all as described in this prospectus supplement no. 634.

Trading Day

        When we refer to a trading day with respect to an index the underliers of which are stocks or equity securities, we mean a day on which (i) the respective principal securities markets for all of the index stocks that underlie such index are open for trading, (ii) the index sponsor for such index is open for business and (iii) such index is calculated and published by the applicable index sponsor, unless otherwise specified in the relevant pricing supplement. When we refer to a trading day with respect to an index the underliers of which are commodity futures contracts, we mean a day on which (i) all trading facilities on which any of the index commodities underlying such index are traded are open for trading, (ii) the index sponsor for such index is open for business, (iii) the index is calculated and published by the index sponsor and (iv) the calculation agent in New York is open for business, unless otherwise specified in the relevant pricing supplement. Although an index sponsor may publish an index level with respect to the applicable index on a day when one or more of the principal securities markets for the index stocks or the trading facilities for the index commodities, as applicable, for the applicable index are closed, that day would not be a trading day for purposes of the applicable index. If a basket of indices contains both equity any commodity indices, the trading days for the underlying indices may differ.

Closing Level

        The closing level for any index will be the level of the applicable index or any successor index published by the applicable index sponsor at the regular weekday close of trading on the relevant exchanges or trading facilities on any trading day for such index.

Default Amount

        The default amount for your notes on any day will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

        During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there

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is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

        Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

        In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

        Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

        Market Disruption Event with respect to an Equity Index. Any of the following will be a market disruption event with respect to any index the underliers of which are stocks:

•	a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•	a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable index or any constituent index of such index or to index stocks of the constituting 20% or more, by weight, of the applicable index or any constituent index of such index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

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•	index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, or option or futures contracts relating to the applicable index or any constituent index of such index, or to index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, if available, do not trade on what were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

        The following events will not be market disruption events with respect to an index the underliers of which are stocks:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable index or any constituent index of such index or to any index stock.

        For this purpose, an “absence of trading” in the primary securities market on which an index stock, or on which option or futures contracts relating to any index or any constituent index of such index or to any index stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to any index or any constituent index of such index or to any index stock, if available, in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or
•	an imbalance of orders relating to that index stock or those contracts, or
•	a disparity in bid and ask quotes relating to that index stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

        For purposes of this subsection entitled “-- Market Disruption Event with respect to an Equity Index,” a “constituent index of an index” refers to a constituent index comprising or underlying the index to which your notes may be linked.

        Market Disruption Event with respect to a Commodity Index. Any of the following will be a market disruption event with respect to any index the underliers of which are commodity futures contracts:

•	a material limitation, suspension, or disruption of trading in one or more futures contracts included in the index or constituent index of a basket of indices which results in a failure by the trading facility on which each applicable futures contact is traded to report a settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues,
•	the settlement price for any futures contract included in the index is a “limit price”, which means that the settlement price for such contract for a day has increased or decreased from

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the previous day’s settlement price by the maximum amount permitted under applicable rules of the trading facility, or
•	failure by the applicable trading facility or other price source to announce or publish the settlement price for any futures contract included in the index or constituent index of a basket of indices, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

        For this purpose, “settlement price” means the official settlement price of a futures contract included in such index as published by the trading facility on which it is traded.

        As is the case throughout this prospectus supplement no. 634, references to an index in this description of market disruption events includes the applicable index and any successor index as it may be modified, replaced or adjusted from time to time.

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USE OF PROCEEDS AND HEDGING

        We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below. The original price of the notes includes the calculation agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations.

        In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the index stocks or the index commodities, as applicable, listed or over-the-counter options, futures and/or other instruments linked to the indices, the index stocks or the index commodities, as applicable, foreign currencies or other instruments linked to the indices, the index stock or the index commodities, as applicable, and indices designed to track the performance of the relevant equity or commodities markets, as applicable, or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the indices, the index stocks or the index commodities or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the indices or some or all index stocks or index commodities, as applicable, or foreign currencies,
•	may take or dispose of positions in the securities of the index stock issuers themselves,
•	may take or dispose of positions in some or all of the index commodities or futures contracts relating thereto,
•	may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the stock exchanges or other components of the equity markets or the commodities trading facilities or other components of the commodities markets, as applicable,
•	may take short positions in the index stocks or the index commodities, as applicable, or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser and/or
•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro and British pound sterling.

        We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

        In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the indices, the index stocks or the index commodities, as applicable, or the foreign currencies. We expect these steps to involve sales of instruments linked to the indices and foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the index stocks or index commodities, as applicable, or listed or over-the-counter options, futures or other instruments linked to any one or more of the indices or the foreign currencies, some or all of the index stocks or index commodities, as applicable, indices designed to track the performance of the U.S., European and Asian stock exchanges or other components of the U.S., European and Asian equity markets or the performance of the relevant commodities markets or other components of such markets, as applicable.

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The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to Your Notes— Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Indices, The Currencies They Are Denominated in or the Index Stocks May Impair the Value of Your Notes” and “— Our Business Activities May Create Conflicts of Interest Between Your Interests in the Notes and Us” above for a discussion of these adverse effects.

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UNITED STATES FEDERAL TAXATION

        The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus. It assumes that the notes will be issued for cash, will mature in less than 30 years, will be denominated and pay any interest in U.S. dollars. The U.S. federal income tax consequences of owning notes issued for other than cash, or maturing in 30 years or more, will be discussed in the relevant pricing supplement.

        The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. It applies to you only if you hold your notes as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a tax-exempt organization;
•	a person that owns the notes as a hedge or that is hedged against interest rate risks;
•	a person that owns the notes as part of a straddle or conversion transaction for tax purposes;
•	or a United States holder whose functional currency for tax purposes is not the U.S. dollar.

        This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax, and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

        This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of notes and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to United States federal income tax regardless of its source;
•	or a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

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        If you are not a United States holder, this section does not apply to you and you should refer to “– United States Alien Holders” below.

Where the term of your notes is more than one year

        If the term of your notes is more than one year, your notes will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied first by determining the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes prior to your receipt of cash attributable to such income.

        If your notes provide for a call right or a put right, it is not entirely clear how, under the rules governing contingent payment obligations, the maturity date of your notes should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your notes (and we intend to make the computation in such a manner) based on the assumption that your notes will remain outstanding until the stated maturity date and the projected contingent payment will be made at such time.

        The comparable yield and projected payment schedule will be provided to you in each applicable pricing supplement. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

        If you purchase your notes at a price other than its adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

        In making the allocation described in the previous paragraph, if the notes are listed on an exchange that is described in Treasury Regulation § 1.1275-4(b)(9)(i)(E), you may (but are not required to) allocate the difference pro rata to interest accruals over the remaining term of the debt instrument to the extent that your yield on the notes, determined after taking into account amounts allocated to interest, is not less than the applicable U.S. federal rate for the notes. The applicable U.S. federal rate will be the

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U.S. federal short-term rate, if your notes are expected to mature within three years of the date you purchase your notes, the U.S. federal mid-term rate, if your notes are expected to mature more than three years but within nine years from the date you purchase your notes, or the U.S. federal long-term rate, if your notes are expected to mature more than nine years from the date you purchase your notes. These rates are published monthly by the U.S. Secretary of the Treasury and are intended to approximate the average yield on short-term, mid-term and long-term U.S. government obligations, respectively.

        The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment obligations) as of the time you purchase your notes, decreased by the amount of any interest payments previously made with respect to your notes. The issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

        Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

        You will recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the fair market value of the amount of cash you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), decreased by the amount of any interest payments you received with respect to your notes and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

        Any gain you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, capital loss.

Adjustments to Interest Accruals on the Notes

        Subject to any discussion in the applicable pricing supplement, if the only contingent payment provided for in the notes is made at maturity (that is, the notes either (i) do not pay a cash coupon during the life of the notes or (ii) pay such cash coupon at a fixed rate at least annually), you will not be required to make any adjustments discussed, except at maturity or upon other retirement of the notes.

        If, during any taxable year, you receive actual payments with respect to such notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

        If you receive in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income

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on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Where your notes have a term of one year or less

        If your notes have a term of one year or less, the notes will be subject to special rules regarding short term debt instruments. See “United States Taxation — United States Holders – Original Issue Discount – Short Term Debt Securities” in the accompanying prospectus for the general federal income tax consequences of owning such notes. A more detailed discussion of these rules will be provided in the applicable pricing supplement.

United States Alien Holders

        If you are a United States alien holder, please see the discussion under “United States Taxation -Taxation of Debt Securities - United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a United States alien holder if you are the beneficial owner of the notes and are, for United States federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation;
•	a foreign partnership;
•	or an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the notes.

Backup Withholding and Information Reporting

        Please see the discussion under “United States Taxation - Taxation of Debt Securities - Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

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EMPLOYEE RETIREMENT INCOME SECURITY ACT

        This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

        The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption is available to the transaction. The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans, and, accordingly, prohibited transactions may arise if the notes are acquired by a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under an exemption in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less nor pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

        With respect to each index-linked note to be issued, The Goldman Sachs Group, Inc. will agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. will agree to purchase from The Goldman Sachs Group, Inc. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the relevant pricing supplement. Goldman, Sachs &Co. intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement, and to certain securities dealers at such price less a concession specified in the relevant pricing supplement.

        In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

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ANNEX A

THE INDICES

        All information contained in this prospectus supplement no. 634 and the relevant pricing supplement regarding any index or basket index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from publicly available information prepared by the applicable index sponsor. Such information reflects the policies of, and is subject to change by, the applicable index sponsor. Each index or basket index is calculated and maintained by its respective index sponsor. Except to the extent Goldman, Sachs & Co. initially developed the GSCI, which was subsequently sold to the current index sponsor of the GSCI, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any index or basket index or index sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such publicly available information regarding any index or basket index or index sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of the notes (including events that would affect the accuracy or completeness of the publicly available information described in this prospectus supplement no. 634 or in the relevant pricing supplement) that would affect the value of any index or basket index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any redemption date with respect to the notes and therefore the market value of the notes.

        With respect to indices the underliers of which are stocks, we or our affiliates may presently or from time to time engage in business with one or more of the issuers of the index stocks of any index or basket index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of notes, you should undertake an independent investigation of the issuers of the index stocks of the index or basket indices and of the index or basket indices to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any notes.

        We are not incorporating by reference the website of any index sponsor or any material it includes into this prospectus supplement no. 634, the accompanying prospectus, dated December 5, 2006, or the accompanying Prospectus, dated December 5, 2006.

        In this prospectus supplement no. 634 and any relevant pricing supplement, unless the context requires otherwise, references to any index or basket index listed below will include any successor index to such index or basket index and references to the index sponsor will include any successor thereto.

Dow Jones Euro STOXX 50® Index

        The Dow Jones EURO STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, was created by STOXX® Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange. Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991. The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com. STOXX

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Limited is under no obligation to continue to publish the Euro STOXX 50 Index and may discontinue publication of the Euro STOXX 50 Index at any time.

        Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 index stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The index stocks have a high degree of liquidity and represent the largest companies across all market sectors.

        The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The index stocks are announced the first trading in September. Changes to the index stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

        The free float factors for each index stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component’s weight is capped at 10% of the index’s total free float market capitalization.

        The Euro STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

        Euro STOXX 50 Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the index stocks against a fixed base quantity weight. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index =	free float market capitalization of the Euro STOXX 50 Index
divisor

        The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the product of the closing price, market capitalization and free float factor for each index stock as of the time the Euro STOXX 50 Index is being calculated.

        The divisor for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any index stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the index stock will receive “B” number of shares for every “A” share held (where applicable).

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(1)	Cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax) Divisor: decreases

(2)	Special cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax) Divisor: decreases

(3)	Split and reverse split:

Adjusted price = closing price * A / B New number of shares = old number of shares * B / A Divisor: no change

(4)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases

(5)	Stock dividend:

Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change

(6)	Stock dividend of another company:

Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(7)	Return of capital and share consideration:

Adjusted price = (closing price – dividend announced by company * (1– withholding tax)) * A / B New number of shares = old number of shares * B / A Divisor: decreases

(8)	Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares ) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares) New number of shares = old number of shares – number of tendered shares Divisor: decreases

(9)	Spin-off:

Adjusted price = (closing price * A – price of spun-off shares * B) / A Divisor: decreases

(10)	Combination stock distribution (dividend or split) and rights offering:

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For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
•	If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:
- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * (1 + C / A)) New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A)) New number of shares = old number of shares * ((A + C) * (1 + B / A)) Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C) New number of shares = old number of shares * (A + B +C) / A Divisor: increases

        License Agreement between STOXX Limited and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with STOXX Limited, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with STOXX Limited the only relationship between STOXX Limited and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        STOXX Limited is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by STOXX Limited. No inference should be drawn from the information contained in this prospectus supplement no. 634 that STOXX Limited makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        STOXX Limited determines, composes and calculates the index without regard to your notes. STOXX Limited has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. STOXX Limited is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. STOXX Limited disclaims all

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responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE DOW JONES EURO STOXX 50® INDEX VALUE AND THE DOW JONES EURO STOXX 50 TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY STOXX LIMITED AND STOXX LIMITED OWNS ALL RIGHTS RELATING TO THE DOW JONES EURO STOXX 50® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE DOW JONES EURO STOXX 50® INDEX VALUE AND RELATING TO THE DOW JONES EURO STOXX 50 TRADEMARKS.

        STOXX LIMITED SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE DOW JONES EURO STOXX 50® INDEX VALUE OR TO CHANGE THE DOW JONES EURO STOXX 50 TRADEMARKS OR CEASE THE USE THEREOF. STOXX LIMITED MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE DOW JONES EURO STOXX 50® INDEX VALUE AND THE TRADEMARKS OR AS TO THE FIGURE AT WHICH THE DOW JONES EURO STOXX 50 INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        STOXX LIMITED GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, STOXX LIMITED SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE DOW JONES EURO STOXX 50® INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY STOXX LIMITED.

        STOXX LIMITED SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        STOXX LIMITED NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE DOW JONES EURO STOXX 50® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, STOXX LIMITED SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

Dow Jones Industrial AverageSM

        The Dow Jones Industrial AverageSM, which we refer to as the DJIASM, is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow JonesSM &Company, Inc., which we refer to as Dow Jones, as representative of the broad market of U.S. industry. Dow Jones is under no obligation to continue to publish the DJIA and may discontinue publication of the DJIA at any time.

        There are no pre-determined criteria for selection of an index stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official

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agency or us. In order to maintain continuity, changes to the index stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business. When one index stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The index stocks of the DJIA may be changed at any time for any reason.

        The DJIA is price weighted rather than market capitalization weighted. Therefore, the index stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions. The current divisor of the DJIA is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your notes.

        The formula used to calculate divisor adjustments is:

New Divisor	=	Current Divisor	x	Adjusted Sum of Prices Unadjusted Sum of Prices

        License Agreement between Dow Jones and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with Dow Jones, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with Dow Jones; the only relationship between Dow Jones and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        Dow Jones is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by Dow Jones. No inference should be drawn from the information contained in this prospectus supplement no. 634 that Dow Jones makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        Dow Jones determines, composes and calculates the index without regard to your notes. Dow Jones has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. Dow Jones is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. Dow Jones disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

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        THE DJIA AND THE DJIA TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY DOW JONES, WHICH OWNS ALL RIGHTS RELATING TO THE DJIA SUCH AS CALCULATION, PUBLICATION AND USE OF THE DJIA INDEX VALUE AND RELATING TO THE DJIA TRADEMARKS.

        DOW JONES SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE DJIA VALUE OR TO CHANGE THE DJIA TRADEMARKS OR CEASE THE USE THEREOF.

        DOW JONES MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE DJIA VALUE AND THE TRADEMARKS OR AS TO THE FIGURE AT WHICH THE DJIA VALUE STANDS ON ANY PARTICULAR DAY.

        DOW JONES GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE DJIA VALUE AND DATA CONTAINED THEREIN. FURTHER, DOW JONES SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE DJIA VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY DOW JONES.

        DOW JONES SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        DOW JONES NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE DJIA VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, DOW JONES SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

Dow Jones – AIG Commodity IndexSM

        The Dow Jones–AIG Commodity Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Dow Jones–AIG Commodity Index. The value of the Dow Jones–AIG Commodity Index is computed on the basis of hypothetical investments in the basket of commodities that make up the Dow Jones–AIG Commodity Index.

        The index-linked notes are linked to the Dow Jones–AIG Commodity Index and not the Dow Jones–AIG Commodity Index Total Return. The Dow Jones–AIG Commodity Index reflects returns that are potentially available through an unleveraged investment in the components of that index. The Dow Jones–AIG Commodity Index Total Return is a total return index which, in addition to reflecting the same returns of the Dow Jones–AIG Commodity Index, reflects interest that could be earned on cash collateral invested in hypothetical one-month U.S. Treasury bills.

        Overview

        The Dow Jones–AIG Commodity Index was introduced in July 1998 to provide a unique, diversified and liquid benchmark for commodities as an asset class. The Dow Jones–AIG Commodity Index currently is composed of the prices of nineteen exchange- traded futures contracts on physical commodities. An exchange- traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery

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month for a fixed price. The commodities included in the Dow Jones–AIG Commodity Index for 2007 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. Futures contracts on the Dow Jones–AIG Commodity Index are currently listed for trading on the Chicago Board of Trade (“CBOT”).

        The Dow Jones–AIG Commodity Index is a proprietary Dow Jones–AIG Commodity Index that Dow Jones and AIG-FP developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the Dow Jones–AIG Commodity Index and for calculating its value is subject to modification by Dow Jones and AIG-FP at any time.

        The Dow Jones–AIG Commodity Index Committee. Dow Jones and AIG-FP have established the Dow Jones–AIG Commodity Index Committee (the “DJAIGCI Committee”) to assist them in connection with the operation of the Dow Jones–AIG Commodity Index. The DJAIGCI Committee includes prominent members of the financial, academic and legal communities and meets annually to consider any changes to be made to the Dow Jones–AIG Commodity Index for the coming year. The DJAIGCI Committee may also meet at such other times as may be necessary.

        As described in more detail below, the Dow Jones–AIG Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones–AIG Commodity Index are determined each year in June by AIG-FP. Following the DJAIGCI Committee’s annual meeting in June or July, the annual weightings are publicly announced in July.

        Composition of the Dow Jones–AIG Commodity Index

        Commodities Available For Inclusion in the Dow Jones–AIG Commodity Index. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the commodities with the potential for inclusion in the Dow Jones–AIG Commodity Index is the subject of a futures contract that trades on a U.S. exchange.

        The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

        The 19 commodities underlying the Dow Jones–AIG Commodity Index selected for 2007 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

        Designated Contracts for Each Commodity. A futures contract known as a Designated Contract is selected for each commodity. With the exception of several LME contracts, where the DJAIGCI Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the DJAIGCI Committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the DJAIGCI Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the Dow Jones–AIG Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

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        The Designated Contracts for the commodities included in the Dow Jones–AIG Commodity Index for 2007 are as follows:

Commodity	Designated Contract	Trading Facility	Targeted Weighting (%)
Aluminum	High Grade Primary Aluminum	LME	6.80%
Coffee	Coffee “C”	CSCE	3.02%
Copper*	High Grade Cooper	COMEX	6.19%
Corn	Corn	CBOT	5.63%
Cotton	Cotton	NYCE	3.15%
Crude Oil	Light, Sweet Crude Oil	NYMEX	12.72%
Gold	Gold	COMEX	6.83%
Heating Oil	Heating Oil	NYMEX	3.79%
Live Cattle	Live Cattle	CME	6.14%
Lean Hogs	Lean Hogs	CME	3.01%
Natural Gas	Henry Hub Natural Gas	NYMEX	12.55%
Nickel	Primary Nickel	LME	2.72%
Silver	Silver	COMEX	2.29%
Soybeans	Soybeans	CBOT	7.75%
Soybean Oil	Soybean Oil	CBOT	2.85%
Sugar	World Sugar No. 11	CSCE	3.12%
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending	NYMEX	3.94%
Wheat	Wheat	CBOT	4.72%
Zinc	Special High Grade Zinc	LME	2.80%

* The Dow Jones–AIG Commodity Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones–AIG Commodity Index.

** The column in the above table titled “Target Weighting” reflects the target weightings as of January 2007 of the 19 commodities currently included in the Dow Jones–AIG Commodity Index.

        In addition to the commodities set forth in the above table, lead, platinum and tin also are considered for inclusion in the Dow Jones–AIG Commodity Index.

        The composition of the Dow Jones–AIG Commodity Index is recalculated by AIG-FP in June of each year, under the supervision of the DJAIGCI Committee, taking in account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Dow Jones–AIG Commodity Index.

        Commodity Groups. For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the DJ-AIG are assigned to “Commodity Groups”. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil Heating Oil Natural Gas Unleaded Gasoline
Precious Metals:	Gold Platinum Silver
Industrial Metals:	Aluminum Copper Lead

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Commodity Group	Commodity
Nickel Tin Zinc
Livestock:	Live Cattle Lean Hogs
Grains:	Corn Soybeans Soybean Oil Wheat
Softs:	Cocoa Coffee Cotton

        Annual Reweightings and Rebalancings of the Dow Jones–AIG Commodity Index

        The Dow Jones–AIG Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones–AIG Commodity Index are determined each year in June by AIG-FP under the supervision of the DJAIGCI Committee, announced in July and implemented the following January.

        Determination of Relative Weightings. The relative weightings of the component commodities included in the Dow Jones–AIG Commodity Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in Dow Jones– AIG Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones–AIG Commodity Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones–AIG Commodity Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the index commodities included in the Dow Jones–AIG Commodity Index and their respective percentage weights.

        The Dow Jones–AIG Commodity Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones–AIG Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones–AIG Commodity Index as of January of the applicable year:

•	No related group of commodities designated as a “Commodity Group” e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Dow Jones–AIG Commodity Index.
•	No single commodity may constitute more than 15% of the Dow Jones–AIG Commodity Index.
•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones–AIG Commodity Index.

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•	No single commodity that is in the Dow Jones–AIG Commodity Index may constitute less than 2% of the Dow Jones–AIG Commodity Index.

        Following the annual reweighting and rebalancing of the Dow Jones–AIG Commodity Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

        Commodity Index Multipliers. Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones–AIG Commodity Index by calculating the new unit weights for each index commodity. Towards the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement values on that date for Designated Contracts included in the Dow Jones–AIG Commodity Index, are used to determine a “Commodity Index Multiplier” or “CIM” for each index commodity. This CIM is used to achieve the percentage weightings of the index commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each index commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

        Calculations

        The Dow Jones–AIG Commodity Index is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones–AIG Commodity Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones–AIG Commodity Index is a mathematical process whereby the CIMs for the index commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones–AIG Commodity Index value to calculate the current Dow Jones–AIG Commodity Index value.

        The Dow Jones–AIG Commodity Index is a Rolling Dow Jones–AIG Commodity Index. The Dow Jones–AIG Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Dow Jones–AIG Commodity Index Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones– AIG Commodity Index is, therefore, a “rolling Dow Jones–AIG Commodity Index”.

        Dow Jones–AIG Commodity Index Calculation Disruption Events. From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones–AIG Commodity Index will be adjusted in the event that AIG-FP determines that any of the following Dow Jones–AIG Commodity Index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones–AIG Commodity Index on that day,
•	the settlement value of any futures contract used in the calculation of the Dow Jones–AIG Commodity Index reflects the maximum permitted price change from the previous day’s settlement value,
•	the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Dow Jones–AIG Commodity Index, or

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•	with respect to any futures contract used in the calculation of the Dow Jones–AIG Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

        License Agreement among Dow Jones, American International Group and The Goldman Sachs Group, Inc.

        ”Dow Jones,” “AIG®” “Dow Jones-AIG Commodity IndexSM,” and “DJ-AIGCISM” are service marks of Dow Jones & Company, Inc. and American International Group, as the case may be, and have been licensed for use for certain purposes by The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc.’s notes based on the Dow Jones-AIG Commodity IndexSM, are not sponsored, endorsed, sold or promoted by Dow Jones, AIGI, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIGI, American International Group, or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such product.

        The notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIGI or any of their subsidiaries or affiliates. None of Dow Jones, American International Group, AIGI or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, American International Group, AIGI or any of their subsidiaries or affiliates to The Goldman Sachs Group, Inc. is the licensing of certain trademarks, trade names and service marks and of the DJ-AIGCISM, which is determined, composed and calculated by Dow Jones in conjunction with AIGI without regard to The Goldman Sachs Group, Inc. or the notes. Dow Jones and AIGI have no obligation to take the needs of The Goldman Sachs Group, Inc. or the owners of the notes into consideration in determining, composing or calculating DJ-AIGCISM. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIGI or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the customers of the notes, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIGI, American International Group and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by The Goldman Sachs Group, Inc., but which may be similar to and competitive with the notes. In addition, American International Group, AIGI and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones–AIG Commodity IndexSM and Dow Jones-AIG Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones–AIG Commodity IndexSM, and the notes.

        This prospectus supplement no. 634 relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-AIG Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones-AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIGI or any of their subsidiaries or affiliates. The information in this prospectus supplement no. 634 regarding the Dow Jones-AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIGI or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-AIG Commodity IndexSM components in connection with the notes. None of Dow Jones, American International Group, AIGI or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-AIG Commodity IndexSM components,

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including without limitation a description of factors that affect the prices of such components, are accurate or complete.

        NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE GOLDMAN SACHS GROUP, INC., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIGI AND THE GOLDMAN SACHS GROUP, INC., OTHER THAN AMERICAN INTERNATIONAL GROUP.

FTSE™ 100 Index

        The FTSE™ 100 Index is calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange Plc (the “LSE”) and the Financial Times Limited (the “FT”), in association with the Institute and the Faculty of Actuaries. FTSE is under no obligation to continue to publish the FTSE 100 Index and may discontinue publication of the FTSE 100 Index at any time.

        The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points. Publication of the FTSE 100 Index began in February 1984. Real-time FTSE indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters.

        The FTSE 100 Index is a free float adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. The 100 index stocks included in the FTSE 100 Index are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The index stocks are selected from this reference group by selecting 100 stocks with the largest market value.

        FTSE, the publisher of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index. The FTSE 100 Index is overseen by the FTSE’s Europe/Middle East/Africa Committee (the “FTSE EMEA Committee”), which is made up of independent senior industry representatives, which is responsible for the index review process.

        FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index. FTSE may discontinue or

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suspend calculation or dissemination of the FTSE 100 Index. The FTSE EMEA Committee reviews the index stocks quarterly in March, June, September and December in order to maintain continuity in the index level. FTSE prepares information regarding possible companies to be included or excluded from the FTSE 100 Index using the close of business figures from the Tuesday before a review. The review is then presented to the FTSE EMEA Committee for approval.

        Changes to the index stocks can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The index stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the FTSE EMEA Committee, to be a viable component of the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

        The FTSE 100 Index is obtained by: (i) calculating the sum of the products of the per share price of each stock included in the FTSE 100 Index by the number of their respective outstanding shares (such sum, the “FTSE Aggregate Market Value”) as of the relevant current date and (ii) dividing the FTSE Aggregate Market Value as of the relevant current date by a divisor which represents the adjustments to the FTSE Aggregate Market Value as of the base date. The divisor is continuously adjusted to reflect changes, without distorting the FTSE 100 Index, in the issued share capital of individual underlying stocks, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits.

        All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index. The Goldman Sachs Group Inc., the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to The Goldman Sachs Group Inc. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the payment at maturity.

        License Agreement between FTSE International Limited and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with FTSE, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        FTSE is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by FTSE. No inference should be drawn from the information contained in this prospectus supplement no. 634 that FTSE makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

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        FTSE determines, composes and calculates the index without regard to your note. FTSE has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. FTSE is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. FTSE has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE FTSE-100® INDEX VALUE AND THE FTSE-100 TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE LONDON STOCK EXCHANGE PLC AND THE LONDON STOCK EXCHANGE PLC. OWNS ALL RIGHTS RELATING TO THE FTSE-100® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE FTSE-100® INDEX VALUE AND RELATING TO THE FTSE-100 TRADEMARKS.

        THE LONDON STOCK EXCHANGE PLC SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE FTSE-100® INDEX VALUE OR TO CHANGE THE FTSE-100 TRADEMARKS OR CEASE THE USE THEREOF.

        THE LONDON STOCK EXCHANGE PLC MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE FTSE-100® INDEX VALUE AND THE FTSE-100 TRADEMARKS OR AS TO THE FIGURE AT WHICH THE FTSE-100® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        THE LONDON STOCK EXCHANGE PLC GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE FTSE-100® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE LONDON STOCK EXCHANGE PLC SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE FTSE-100® INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE LONDON STOCK EXCHANGE PLC.

        THE LONDON STOCK EXCHANGE PLC SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        THE LONDON STOCK EXCHANGE PLC NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE FTSE-100® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE LONDON STOCK EXCHANGE PLC SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

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S&P GSCI Commodity Index

        The S&P GSCI Commodity Index (“S&P GSCI”) is a proprietary index that Goldman, Sachs & Co. developed. Effective February 8, 2007, The Goldman Sachs Group, Inc. (“GS Group”) completed a transaction with Standard &Poor’s by which GS Group sold to Standard & Poor’s all of the rights of Goldman, Sachs & Co. in the S&P GSCI and all related indices and sub-indices, as well as certain intellectual property related to the S&P GSCI. As of that date, therefore, Goldman, Sachs & Co. no longer owned the indices and is no longer responsible for the calculation, publication or administration of the indices, or for any changes to the methodology, except that Goldman, Sachs & Co. will provide Standard & Poor’s with certain support services during a limited transition period. However, all decisions with respect to the indices will be made, and the related actions will be taken, solely by Standard & Poor’s. Goldman, Sachs & Co. will have no control over any matters related to the Indices.

        The S&P GSCI is an index on a production-weighted basket of physical non-financial commodities that satisfy specified criteria. The S&P GSCI is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance (in the view of the strategy sponsor, in consultation with an advisory committee, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

        Set forth below is a summary of the composition of, and the methodology used to calculate, the S&P GSCI as of the date of this prospectus supplement no. 634. The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below. Standard & Poor’s makes the official calculations of the S&P GSCI and the strategy sponsor makes calculations of the strategy. At present, these calculations are performed continuously and are reported on Reuters Page GSCI with respect to the S&P GSCI and are updated on Reuters at least once every three minutes during business hours on each S&P GSCI Business Day. The settlement price for the strategy is reported on Bloomberg Page ENHGE10P at the end of each S&P GSCI Business Day.

        Goldman, Sachs & Co., and certain of its affiliates will trade the contracts comprising the S&P GSCI, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. Goldman, Sachs & Co., and certain of its affiliates may underwrite or issue other securities or financial instruments linked to the S&P GSCI and related indices. These activities could present certain conflicts of interest and could adversely affect the value of the S&P GSCI and the Strategy. There may be conflicts of interest between you and Goldman, Sachs & Co. See “Risk Factors--Trading and other transactions by Goldman, Sachs & Co. relating to the Strategy and commodity futures contracts and the underlying commodities may adversely affect the value of your notes” and “There may be conflicts of interest between you and Goldman, Sachs & Co.”

        In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, the methodology for determining the composition of the S&P GSCI and its sub-indices has been modified in order to provide market participants with efficient access to new sources of liquidity and the potential for more efficient trading. As a result, the S&P GSCI methodology now provides for the inclusion of contracts traded on trading facilities other than exchanges, such as electronic trading platforms, if liquidity in trading for a given commodity shifts from an exchange to an electronic trading platform. Standard & Poor’s, in consultation with its advisory committee, will continue to monitor developments in the trading markets and will announce the inclusion of additional contracts, or further changes to the S&P GSCI methodology, in advance of their effectiveness.

        Composition of the S&P GSCI

        In order to be included in the S&P GSCI a contract must satisfy the following eligibility criteria:

        The contract must be in respect of a physical commodity and not a financial commodity.

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        The contract must:

•	have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;
•	at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and
•	be traded on a trading facility which allows market participants to execute spread transactions through a single order entry between pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods.

        The commodity must be the subject of a contract that:

•	is denominated in U.S. dollars;
•	is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:
•	makes price quotations generally available to its members or participants (and to Standard & Poor’s) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;
•	makes reliable trading volume information available to Standard & Poor’s with at least the frequency required by Standard & Poor’s to make the monthly determinations;
•	accepts bids and offers from multiple participants or price providers; and
•	is accessible by a sufficiently broad range of participants.

        The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, however, Standard & Poor’s, in consultation with its advisory committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

        At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and, if Standard & Poor’s is not such a member or participant, to Standard &Poor’s) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

        For a contract to be eligible for inclusion in the S&P GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

        A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S.$15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

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        A contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S.$5 billion and at least U.S.$10 billion during at least one of the three most recent annual periods used in making the determination.

        A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S.$30 billion.

        A contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S.$10 billion and at least U.S.$20 billion during at least one of the three most recent annual periods used in making the determination.

        A contract that is already included in the S&P GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

        A contract that is not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at such time, have a reference percentage dollar weight of at least 1.00%.

        In the event that two or more contracts on the same commodity satisfy the eligibility criteria such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to such commodity exceeding a particular level.

        If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

        The contracts currently included in the S&P GSCI are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYM”), the International Petroleum Exchange (“IPE”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBT”), the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”). The futures contracts currently included in the S&P GSCI, their percentage dollar weights (“PDW”), their market symbols, the exchanges on which they are traded and their contract production weights for 2007 are:

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Trading Facility	Commodity (Contract)	2007 Contract Production Weight (CPW)

CBT	Wheat (Chicago Wheat)	15780.51
KBT	Wheat (Kansas Wheat)	5505.581
CBT	Corn	24061.91
CBT	Soybeans	6365.684
CSC	Coffee “C”	16286.43
CSC	Sugar #11	309190.4
CSC	Cocoa	3.2188
NYC	Cotton #2	42063.77
CME	Lean Hogs	59656.22
CME	Cattle (Live Cattle)	77822.17
CME	Cattle (Feeder Cattle)	15302.12
NYM	Oil (No 2 Heating Oil, NY)	82735.08
ICE	Oil (Gasoil)	231.3952
NYM	Oil (RBOB)	19369.38
NYM	Oil (WTI Crude Oil)	14323.18
ICE	Oil (Brent Crude Oil)	5852.833
NYM	Natural Gas	28946.93
LME	High Grade Primary Aluminum	33.1836
LME	Copper - Grade A	15.18
LME	Standard Lead	6.594
LME	Primary Nickel	1.152
LME	Special High Grade Zinc	9.302
CMX	Gold	83.14184
CMX	Silver	584.5006

        The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, Standard & Poor’s, in consultation with its advisory committee, may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

        The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

        In addition, Standard & Poor’s performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, Standard & Poor’s reevaluates the composition of the S&P GSCI, in consultation with its advisory committee, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI. Commodities included in the S&P GSCI and its sub-indices which no longer satisfy such criteria, if any, will be deleted.

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        Standard & Poor’s, in consultation with its advisory committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance. Standard &Poor’s has the discretion to make any such modifications, in consultation with its advisory committee.

        Contract Expirations

        Because the S&P GSCI is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”. The contract expirations included in the S&P GSCI and, as a result thereof, in a sub-index for each commodity during a given year are designated by Standard & Poor’s, in consultation with its advisory committee, provided that each such contract must be an “active contract”. An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

        If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by Standard & Poor’s. If a trading facility ceases trading in all contract expirations relating to a particular contract, Standard & Poor’s may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, Standard &Poor’s will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

        License Agreement between S&P and The Goldman Sachs Group, Inc.

        We and our affiliates have a non-exclusive license from Standard & Poor’s (“S&P”), a division of The McGraw-Hill Companies, Inc. to use the S&P GSCI in connection with the notes.

        THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P. S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF THE S&P GSCI TO TRACK GENERAL STOCK MARKET PERFORMANCE. S&P’S ONLY RELATIONSHIP TO THE ISSUER IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE S&P GSCI WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE NOTES. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR THE OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE S&P GSCI. S&P IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE NOTES OR THE TIMING OF THE ISSUANCE OR SALE OF THE NOTES. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE NOTES.

        S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GOLDMAN, SACHS & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE S&P GSCI OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE S&P GSCI OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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S&P GSCI Commodity Total Return Index

        The S&P GSCI Commodity Total Return Index is a variant of the S&P GSCI Commodity Index, that takes into account the Contract Daily Return (as defined below) and the Treasury Bill return for a given time period. See “— S&P GSCI Commodity Index”for description of the S&P GSCI Commodity Index generally.

        Definitions

        ”Active Contract” — A liquid, actively traded Contract Expiration with respect to a Designated Contract, as defined or identified by the relevant Trading Facility or, if no such definition or identification is provided by the Trading Facility, as defined by standard custom and practice in the industry.

        ”Annual Calculation Period” — The 12-month period ending on August 31 of the calendar year immediately preceding the GSCI Year for which the composition of the S&P GSCI is being determined, provided that, if not all of the necessary data are reasonably available at the time of the annual determination of the composition and weight of the S&P GSCI, the Annual Calculation Period will be the most recent 12-month period for which such data are available, as determined by the index sponsor.

        ”Annual Observation Period” — With respect to each Annual Calculation Period, each of the three 12-month periods consisting of the Annual Calculation Period and the two 12-month periods immediately preceding.

        ”Contract Daily Return” or “CDR” — On any given GSCI Business Day, the amount determined by dividing the Total Dollar Weight Obtained on such Day by the Total Dollar Weight Invested on the immediately preceding GSCI Business Day, minus one, reflecting the percentage change in the Total Dollar Weight of the S&P GSCI.

        ”Contract Expiration” — A date or term specified by the Trading Facility on or through which a Contract is traded as the date or term on, during or after which such Contract will expire, or delivery or settlement will occur. The contract expiration may, but is not required to, be a particular contract month.

        ”Contract Roll Weight” or “CRW” — With respect to the calculation of the S&P GSCI on any given GSCI Business Day other than during a Roll Period, and for each Designated Contract Expiration, a factor of 1.0 if such Designated Contract Expiration is the First Nearby Contract Expiration and zero for all other Designated Contract Expirations. During a Roll Period, the Contract Roll Weight for the First Nearby Contract Expiration or the Roll Contract Expiration will be 1.0, 0.8, 0.6, 0.4, 0.2, or zero, depending on the portion of the First Nearby Contract Expiration that has been rolled into the Roll Contract Expiration, and will be zero for all other Designated Contract Expirations.

        ”Designated Contract” — A particular Contract included in the S&P GSCI for a given GSCI Period.

        ”Designated Contract Expiration” — A Contract Expiration with respect to a Designated Contract that has been designated by the index sponsor, in consultation with the Policy Committee, for inclusion in the S&P GSCI.

        ”Dollar Weight” — On any given GSCI Business Day and with respect to any Designated Contract, the product of the following with respect to each of the First Nearby Contract Expiration and the Roll Contract Expiration of such Contract: (i) the CPW of such Contract, times (ii) the Daily Contract Reference Price for the appropriate Contract Expiration or Expirations (the First Nearby Contract Expiration or the Roll Contract Expiration) on such day, times (iii) the Contract Roll Weight of the appropriate Contract Expiration.

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        ”Eligible GSCI TR-Indexed Security” — Any security that, on any GSCI Business Day, satisfies all of the following requirements, in the reasonable judgment of the index sponsor: (i) the security is issued and outstanding and is not held by the index sponsor or its affiliates in a principal capacity (with the exception of securities issued by third parties and held by the index sponsor or its affiliates for investment purposes); (ii) the security is a zero-coupon, U.S. dollar denominated security that is publicly traded pursuant to an effective registration statement filed under the U.S. Securities Act of 1933 or any comparable laws or regulations of a non-U.S. jurisdiction, or is traded pursuant to Rule 144A of the U.S. Securities and Exchange Commission or any comparable laws or regulations of a non-U.S. jurisdiction; (iii) the payment required to be made by the issuer under the terms of the security at maturity is linked to the change in the value of the S&P GSCI TR on a one-to-one basis (without taking into consideration any fees associated with the management of the GSCI TR-linked payment); and (iv) the security has been issued and/or underwritten by the index sponsor or an affiliate and the index sponsor or an affiliate acts as a marketmaker with respect to such security. In addition, a security meeting the foregoing criteria will qualify as an Eligible GSCI TR-Indexed Security for so long as and to the extent that the final GSCI TR price on which the payment amount of such security is based remains undetermined.

        ”Eligible Portfolio” — On any GSCI Business Day, a portfolio consisting of all of the Eligible GSCI TR-Indexed Securities as of the close of the previous GSCI Business Day.

        ”Eligible Security Price” or “ESP” — For any GSCI Business Day, the value of each Eligible GSCI TR-Indexed Security shall be equal to the mean of bids and offers posted by the index sponsor for such security on the relevant page of Reuters or Bloomberg, or otherwise made available to market participants by the index sponsor as of the GSCI Settlement Time.

        ”FIA Reports” — The “Monthly Volume Report” and the “International Report” published by the Futures Industry Association.

        ”First Nearby Contract Expiration” — In connection with the calculation of the S&P GSCI on any given GSCI Business Day, the first available Designated Contract Expiration (after the date or term on or during which the calculation is made), provided that the Roll Period with respect to such Designated Contract Expiration has not yet been completed. After the completion of the Roll Period with respect to a Designated Contract, the Designated Contract Expiration that was the Roll Contract Expiration becomes the First Nearby Contract Expiration. Notwithstanding the foregoing, with respect to any Designated Contract the last trading day of which may occur on or before the eleventh GSCI Business Day of the month, the First Nearby Contract Expiration shall mean the second available Designated Contract Expiration (after the date or term on or during which the calculation is made) subject to adjustment for the Roll Period as set forth in the immediately preceding two sentences.

        ”GSCI Business Day” — A day on which the offices of the index sponsor in New York are open for business.

        ”GSCI CME Futures Contracts” — The futures contracts on the GSFPI, which are listed for trading on the CME.

        ”GSCI Commodity” — A commodity or group of commodities, which, based on such factors as physical characteristics, trading, production, use or pricing, is determined by the index sponsor, in consultation with the Policy Committee, to be sufficiently related to constitute a single commodity and on which there are one or more Contracts.

        ”GSCI ER” — The GSCI Excess Return Index, which is the accretion of the Contract Daily Return, indexed to a normalized value of 100 as of January 2, 1970.

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        ”GSCI Period” — The period beginning on the fifth GSCI Business Day of the calendar month in which new CPWs first become effective, and ending on the GSCI Business Day immediately preceding the first day of the next following GSCI Period.

        ”GSCI Settlement Time” — The time of day on each GSCI Business Day as of which the daily calculation of the S&P GSCI for such GSCI Business Day will be made. The GSCI Settlement Time is currently between 4:00 and 6:00, New York time.

        ”GSCI TR” — The GSCI Commodity Total Return Index, which incorporates the returns of the GSCI ER and the Treasury Bill Return.

        ”GSCI Year” — The period beginning on the fifth GSCI Business Day of each calendar year and ending on the fourth GSCI Business Day of the following calendar year.

        ”Interim Calculation Period” – With respect to any Monthly Observation Date, the three month period ending on the last day of the month immediately preceding the date on which such Monthly Observation Date is scheduled to occur (without giving effect to any delay in such Monthly Observation Date).

        ”Investment Support Level” or “ISL” — The targeted amount of investment in the S&P GSCI and related indices, expressed in U.S. dollars, that the index sponsor, in consultation with the Policy Committee, reasonably believes may need to be supported by liquidity in the relevant Designated Contracts, based on the estimated aggregate outstanding level of investment in S&P GSCI related investments. The Investment Support Level will not necessarily reflect the actual levels of such investment and may include amounts estimated to have been invested in similar indices, as well as any amount that is reasonably expected to be invested in the S&P GSCI or related or similar indices within the next twelve-month period. The Investment Support Level is currently set at $70 billion.

        ”Limit Price” — On any Contract Business Day, a Daily Contract Reference Price for the First Nearby Contract Expiration or the Roll Contract Expiration with respect to a particular Designated Contract that represents the maximum or minimum price for such Contract Expiration on such Day, as determined by the rules or policies of the relevant Trading Facility (if any).

        ”Monthly Observation Date” — The earliest day in each calendar month (except for the month in which the composition of the S&P GSCI for the next GSCI Year is determined) on which, as determined in the reasonable judgment of the index sponsor, the data necessary to perform the calculations and make the determinations required to determine the Trading Volume Multiple are available or, if such day is not a GSCI Business Day, the next following GSCI Business Day, provided that, if, in the reasonable judgment of the index sponsor, such data are not available on or before the last day of such month, the Monthly Observation Date may be delayed.

        ”Normalizing Constant” or “NC” — The divisor that is used in calculating the value of the S&P GSCI on any given GSCI Business Day in order to assure the continuity of the S&P GSCI over time and to enable comparisons to be made between the values of the S&P GSCI at various times.

        ”Overall Trading Window” or “OTW” — With respect to any Contract, the period of time during which such Contract is available for trading.

        ”Percentage Dollar Weight” — With respect to any Designated Contract, the Dollar Weight of such Contract divided by the TDW.

        ”Percentage TQT” — With respect to each Designated Contract, an amount equal to the TQT of such Contract divided by the aggregate of the TQTs of all the Designated Contracts on the same GSCI

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Commodity. If there is only one Designated Contract on a GSCI Commodity, its Percentage TQT will be equal to one.

        ”Reference Dollar Weight” — With respect to any Contract, the product of (i) the CPW of such Contract, times (ii) the applicable Average Contract Reference Price.

        ”Reference Percentage Dollar Weight” — With respect to any Contract, the quotient of (i) the Reference Dollar Weight of such Contract, divided by (ii) the sum of the Reference Dollar Weights of all Designated Contracts, provided that, when calculating the composition of the S&P GSCI, the Reference Percentage Dollar Weight of any Contract that is part of a prospective index composition shall be determined on the basis of such prospective index composition.

        ”Roll Contract Expiration” — With respect to each Designated Contract and the calculation of the S&P GSCI on any given GSCI Business Day, the Roll Contract Expiration shall be the Contract Expiration that will be the First Nearby Contract Expiration on the first GSCI Business Day of the month next succeeding the month during which the calculation is made.

        ”Roll Period” — With respect to any Designated Contract, the period of five GSCI Business Days beginning on the fifth GSCI Business Day of each calendar month and ending on the ninth GSCI Business Day of such month, provided that the Roll Period with respect to any Designated Contract will be adjusted if the designated GSCI Business Day is not a Contract Business Day.

        ”Total Dollar Value Traded” or “TDVT” — For any Annual Observation Period or Interim Calculation Period and with respect to a given Contract, the TQT of such Contract over such period (and annualized), as the case may be, times the Average Contract Reference Price for such period of such Contract.

        ”Total Dollar Weight of the S&P GSCI” or “T” — On a given GSCI Business Day, the sum of the Dollar Weights of all Designated Contracts.

        ”Total Dollar Weight Invested” or “TDWI” — On any given GSCI Business Day, an amount equal to the Total Dollar Weight of the S&P GSCI on the immediately preceding GSCI Business Day.

        ”Total Dollar Weight Obtained” or “TDWO” — On any given GSCI Business Day, the amount obtained from an investment in the S&P GSCI on the immediately preceding GSCI Business Day of the TDWI. The TDWO for a given GSCI Business Day is calculated as the Total Dollar Weight of the S&P GSCI for such Day, using the CPWs and Contract Roll Weights in effect on the immediately preceding GSCI Business Day and the Daily Contract Reference Prices used to calculate the S&P GSCI on the GSCI Business Day on which the calculation is made.

        ”Total Dollar Weight Ratio” or “TDWR” — The ratio calculated by dividing (i) the Total Dollar Weight of the S&P GSCI on the fourth GSCI Business Day of the relevant month, calculated based on the CPWs that will be in effect for the GSCI Period beginning on the next GSCI Business Day, by (ii) the Total Dollar Weight of the S&P GSCI on such day, calculated based on the CPWs in effect for the GSCI Period ending on such day.

        ”Total Quantity Traded” or “TQT” — With respect to any Contract, the total quantity traded in such Contract during the relevant Annual Calculation Period or Interim Calculation Period (and annualized), as the case may be, expressed in physical units.

        ”Trading Facility” — The exchange, facility or platform on or through which a particular contract is traded. A Trading Facility may, but is not required to, be a contract market, exempt electronic trading facility, derivatives transaction execution facility, exempt board of trade or foreign board of trade, as such

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terms are defined in the U.S. Commodity Exchange Act and the rules and regulations promulgated thereunder.

        ”Trading Volume Multiple” or “TVM” — With respect to any Contract, the quotient of (i) the product of (A) the TQT of such Contract, times (B) the sum of the products of (x) the CPW of each Contract that is included in the S&P GSCI or, when calculating a prospective index composition, that is part of such prospective index composition, times (y) the corresponding Average Contract Reference Price, divided by (ii) the product of (A) the Investment Support Level for the relevant GSCI Year times (B) the CPW of such Contract.

        ”Treasury Bill Rate” or “TBARd-1“ — On any GSCI Business Day, the 91-day auction high rate for U.S. Treasury Bills, as reported on Telerate page 56, or any successor page, on the most recent of the weekly auction dates prior to such GSCI Business Day.

        ”Treasury Bill Return” — A daily rate of return based on (i) the Treasury Bill Rate, (ii) a year of 360 days, and (iii) a period of 91 days.

        ”TVM Reweighting Level” or “TVMRL” — The minimum TVM level that must be achieved as a result of a calculation of the CPW for each Designated Contract on the relevant GSCI Commodity. The TVM Reweighting Level is the same for all Designated Contracts and is currently set at 50.

        ”TVM Threshold” or “TVMT”— The TVM level, specified by the index sponsor in consultation with the Policy Committee, which triggers a recalculation of the CPWs for all Designated Contracts on a given GSCI Commodity, if the TVM of any such Contract falls below such level. The TVM Threshold is currently set at 30.

        ”TVM Upper Level” or “TVMUL”— The TVM level, specified by the index sponsor in consultation with the Policy Committee, which triggers the exclusion of one or more Designated Contracts on a given GSCI Commodity from the S&P GSCI, if the average of the TVMs of all the Designated Contracts on such Commodity exceeds such level. The TVM Upper Level is currently set at 200 for those Contracts that are not currently included in the S&P GSCI at the time of determination and is currently set at 300 for those Contracts that are currently included in the S&P GSCI at the time of determination. The time of determination may be either a Monthly Observation Date or the time of the annual determination of the composition of the S&P GSCI.

        ”World Production Average” or “WPA” — The average annual world production quantity of a GSCI Commodity determined by dividing its World Production Quantity by five.

        ”World Production Quantity” or “WPQ” — The total quantity of a GSCI Commodity produced throughout the world during the WPQ Period.

        ”WPQ Period” — The period over which the WPQ of a GSCI Commodity is determined, which is defined as the most recent five year period for which complete world production data for all GSCI Commodities are available from sources determined by the index sponsor to be reasonably accurate and reliable at the time the composition of the S&P GSCI is determined. For the GSCI Year 2006, the WPQ Period is the five-year period 1998-2002.

        Eligibility Requirements

        In determining the Contracts to be included in the S&P GSCI for a given GSCI Year, the index sponsor first identifies the Contracts that satisfy the general eligibility criteria set forth below. These criteria are intended only to identify Contracts with characteristics ( e.g. , dollar denomination) that will facilitate the calculation of the S&P GSCI and that are consistent with the general purposes of the S&P GSCI as a benchmark for commodity market performance and a tradable index. This process generally

A-25

produces a substantial list of Contracts potentially eligible for inclusion in the S&P GSCI; the list is narrowed through the application of the more specific criteria described below:

•	The Contract must be on a physical commodity and may not be on a financial commodity ( e.g. , securities, currencies, interest rates, etc.). The Contracts on a particular commodity need not require physical delivery by their terms in order for the commodity to be considered a physical commodity.
•	The Contract must: (i) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified time period, in the future; and (ii) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.
•	The Contract must be denominated in U.S. dollars and traded on or through a Trading Facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development (“OECD”) during the relevant Annual Calculation Period or Interim Calculation Period, as the case may be.
•	Daily Contract Reference Prices for such Contract generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion, provided that in appropriate circumstances, the index sponsor, in consultation with the Policy Committee, may determine that a shorter time period is sufficient or that historical Daily Contract Reference Prices for such Contract may be derived from Daily Contract Reference Prices for a similar or related Contract. At and after the time a particular Contract is included in the S&P GSCI, the Daily Contract Reference Price for such Contract must be published between 10:00 A.M. and 4:00 P.M., New York time, on each Contract Business Day by the Trading Facility on or through which it is traded and must generally be available to all members of, or participants in, such Facility (and, if the index sponsor is not such a member or participant, to the index sponsor) on the same Contract Business Day from the Trading Facility or through a recognized third-party data vendor. Such publication must include, at all times, Daily Contract Reference Prices for at least one Contract Expiration that is five months or more from the date the determination is made, as well as for all Contract Expirations during such five-month period.
•	Volume data with respect to such Contract must be available from sources satisfying the index sponsor’s criteria, for at least the three months immediately preceding the date on which the determination is made.
•	The Trading Facility on or through which a Contract is traded must: (i) make price quotations generally available to its members or participants (and, if the index sponsor is not such a member or participant, to the index sponsor) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time; (ii) make reliable trading volume information available to the index sponsor with at least the frequency required by the index sponsor to make monthly determinations as to index composition; (iii) accept bids and offers from multiple participants or price providers (i.e., it must not be a single-dealer platform); and (iv) be accessible by a sufficiently broad range of participants. Such access may be provided either (A) by the Trading Facility making clearing services reasonably available, thereby eliminating counterparts credit considerations, or (B) by a network of brokers or dealers who are willing to intermediate transactions with third parties, thereby enabling such third parties to enter into transactions based on prices posted on such Facility.
•	Contract Expirations: Because the S&P GSCI is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI and, as a result thereof, in a sub-index for each commodity during a given year are designated by the index sponsor, in consultation with the Policy Committee, provided that each such contract must be an Active Contract.

        If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract

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expirations designated by the index sponsor. If a trading facility ceases trading in all contract expirations relating to a particular contract, the index sponsor may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the index. If that timing is not practicable, the index sponsor will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

        Calculation of the S&P GSCI Commodity Total Return Index

        The value of the S&P GSCI TR on any GSCI Business Day is equal to the product of (i) the value of the S&P GSCI TR on the immediately preceding GSCI Business Day times (ii) one plus the sum of the Contract Daily Return and the Treasury Bill Return on the GSCI Business Day on which the calculation is made times (iii) one plus the Treasury Bill Return for each non GSCI Business Day since the immediately preceding GSCI Business Day. The result of the foregoing calculation is then rounded to seven digits of precision.

        In formulaic terms, the calculation of the S&P GSCI TR Index for any GSCI Business Day is obtained by rounding the expression below to seven digits of precision where days is the number of non GSCI Business Days since the immediately preceding GSCI Business Day. The S&P GSCI TR is set equal to 100 as of January 2, 1970.

        GSCI TRd-1(1 + CDRd + TBRd) (1 + TBRd)days

        TBRd, the Treasury Bill Return is calculated as follows:

        License Agreement between S&P and The Goldman Sachs Group, Inc.

        For license agreement for S&P GSCI Commodity Total Return Index, see “— S&P GSCI Commodity Index — License Agreement between S&P and The Goldman Sachs Group, Inc.” above.

Hang Seng® Index

        The Hang Seng® Index is compiled, published and managed by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The HSI is a market capitalization weighted stock market index in the Stock Exchange of Hong Kong Ltd. (the “SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market. The Hang Seng Index was developed by HSI Services Limited and is calculated, maintained and published by HSI Services Limited.

        Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the Hang Seng Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the SEHK; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng Index, only the H-share

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portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on SEHK.

        To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the SEHK (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months. From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

        Calculation Methodology. From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007, the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

        A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor. Additional re-capping is performed upon constituent changes.

        License Agreement between HSI Services Limited and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with HSI Services Limited, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with HSI Services Limited; the only relationship between HSI Services Limited and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        HSI Services Limited is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by HSI Services Limited. No inference should be drawn from the information contained in this prospectus supplement no. 634 that HSI Services Limited makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        HSI Services Limited determines, composes and calculates the index without regard to your notes. HSI Services Limited has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. HSI Services Limited is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. HSI Services Limited has no obligation or liability in connection with the administration, marketing or trading of your notes.

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        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. HSI Services Limited disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE HANG SENG INDEX® VALUE AND THE HSI TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY HSI SERVICES, INC. AND HSI SERVICES, INC. OWNS ALL RIGHTS RELATING TO THE HANG SENG INDEX® SUCH AS CALCULATION, PUBLICATION AND USE OF THE HANG SENG INDEX® VALUE AND RELATING TO THE HANG SENG TRADEMARKS.

        HSI SERVICES, INC SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE HANG SENG INDEX® VALUE OR TO CHANGE THE HANG SENG TRADEMARKS OR CEASE THE USE THEREOF.

        HSI SERVICES, INC MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE HANG SENG INDEX® VALUE AND THE MSCI TRADEMARKS OR AS TO THE FIGURE AT WHICH THE HANG SENG INDEX® VALUE STANDS ON ANY PARTICULAR DAY.

        HSI SERVICES, INC GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE HANG SENG INDEX® VALUE AND DATA CONTAINED THEREIN. FURTHER, HSI SERVICES, INC SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE HANG SENG INDEX® VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY HSI SERVICES, INC.

        HSI SERVICES, INC SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        HSI SERVICES, INC NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE HANG SENG INDEX® VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, HSI SERVICES, INC SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

MSCI EAFE Index®

        The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

        The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

        Index Calculation. The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI

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indexes for the 21 selected countries (the “Component Country Indices”). Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. See “—Maintenance of the MSCI EAFE Index and the Component Country Indices” below.

        Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5:00 P.M. Central Europe Time. The U.S. dollar value of the MSCI EAFE Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI EAFE Index was launched on December 31, 1969 at an initial value of 100.

        Maintenance of the MSCI EAFE Index and the Component Country Indices. In order to maintain the representativeness of the MSCI EAFE Index, structural changes to the MSCI EAFE Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities. Currently, such changes in the MSCI EAFE Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

        MSCI may add additional Component Country Indices to the MSCI EAFE Index or subtract one or more of its current Component Country Indices prior to the expiration of the notes. Any such adjustments are made to the MSCI EAFE Index so that the value of the MSCI EAFE Index at the effective date of such change is the same as it was immediately prior to such change.

        Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI EAFE Index.

        MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

        Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

        The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE Index at the time of their actual occurrence and that should not wait until the annual full Component Country Index review due to their importance. These quarterly index reviews may result in additions and deletions of Component Securities from a Component Country Index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer

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suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

        The annual full Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for Component and non-Component Securities, updating the minimum size guidelines for new and existing Component Securities, as well as changes typically considered for quarterly index reviews. During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Securities changes during quarterly index reviews as discussed above. The results of the annual full Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

        Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the Component Country Indices is reflected in the MSCI EAFE Index.

        Selection of Component Securities and Calculating and Adjusting for Free Float. The selection of the Component Securities for each Component Country Index is based on the following guidelines:

        (i) Define the universe of listed securities within each country;

        (ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

        (iii) Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

        (iv) Select securities for inclusion according to MSCI’s index construction rules and guidelines.

        To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by

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non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

        MSCI will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

        Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

        These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

        The MSCI EAFE Index is Subject to Currency Exchange Risk. Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI EAFE Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI EAFE Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE Index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE Index, and any negative currency impact on the MSCI EAFE Index may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the MSCI EAFE Index, which is converted into U.S. dollars.

        License Agreement between MSCI and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with MSCI, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        MSCI is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by MSCI. No inference should be drawn from the information contained in this prospectus supplement no. 634 that MSCI makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        MSCI determines, composes and calculates the index without regard to your note. MSCI has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. MSCI is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the

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stated maturity date. MSCI has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. MSCI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE MSCI EAFE INDEX® VALUE AND THE MSCI TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY MSCI AND MSCI OWNS ALL RIGHTS RELATING TO THE MSCI EAFE INDEX® SUCH AS CALCULATION, PUBLICATION AND USE OF THE MSCI EAFE INDEX® VALUE AND RELATING TO THE MSCI TRADEMARKS.

        MSCI SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE MSCI EAFE INDEX® VALUE OR TO CHANGE THE MSCI EAFE TRADEMARKS OR CEASE THE USE THEREOF.

        MSCI MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE MSCI EAFE INDEX® VALUE AND THE MSCI TRADEMARKS OR AS TO THE FIGURE AT WHICH THE MSCI EAFE INDEX® VALUE STANDS ON ANY PARTICULAR DAY.

        MSCI GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE MSCI EAFE INDEX® VALUE AND DATA CONTAINED THEREIN. FURTHER, MSCI SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE MSCI EAFE INDEX® VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY MSCI.

        MSCI SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        MSCI NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE MSCI EAFE INDEX® VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, MSCI SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

MSCI Taiwan IndexSM

        The MSCI Taiwan IndexSM is a stock index owned, calculated, and published by MSCI, a majority-owned subsidiary of Morgan Stanley.

        The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan.

        Selection Criteria. The security selection process within each industry group is based on analysis of the following: (i) each company’s business activities and the diversification that its securities would bring to the index; (ii) all other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. Securities that do not meet the minimum size guidelines are not considered for inclusion; and (iii) MSCI targets for inclusion the most liquid securities in an industry group. MSCI does

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not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock’s relative standing within Taiwan and between cycles. Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index. For more information on the selection criteria, see the discussion regarding the Component Country Indices in “—MSCI EAFE Index—Selection of Component Securities and Calculating and Adjusting for Free Float,” which apply to the MSCI Taiwan Index as well as the Component Country Indices of the MSCI EAFE Index.

        Index Calculation. The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float market capitalization level of each share in the MSCI Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not the denominator.

        Maintenance of the MSCI Taiwan Index. There are three broad categories of MSCI Taiwan Index maintenance: an annual full country index review that reassesses the various dimensions of the equity universe in Taiwan; quarterly index reviews, aimed at promptly reflecting other significant market events; and ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur. For more information on the maintenance standards, see the discussion regarding the Component Country Indices in “—MSCI EAFE Index—Maintenance of the MSCI EAFE Index and the Component Country Indices,” which apply to the MSCI Taiwan Index as well as the Component Country Indices of the MSCI EAFE Index.

        License Agreement between MSCI and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with MSCI, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        MSCI is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by MSCI. No inference should be drawn from the information contained in this prospectus supplement no. 634 that MSCI makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        MSCI determines, composes and calculates the index without regard to your note. MSCI has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. MSCI is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. MSCI has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. MSCI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

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        THE MSCI TAIWAN INDEXSM VALUE AND THE MSCI TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY MSCI AND MSCI OWNS ALL RIGHTS RELATING TO THE MSCI TAIWAN INDEXSM SUCH AS CALCULATION, PUBLICATION AND USE OF THE MSCI TAIWAN INDEXSM VALUE AND RELATING TO THE MSCI TRADEMARKS.

        MSCI SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE MSCI TAIWAN INDEXSM VALUE OR TO CHANGE THE MSCI TAIWAN TRADEMARKS OR CEASE THE USE THEREOF.

        MSCI MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE MSCI TAIWAN INDEXSM VALUE AND THE MSCI TRADEMARKS OR AS TO THE FIGURE AT WHICH THE MSCI TAIWAN INDEXSM VALUE STANDS ON ANY PARTICULAR DAY.

        MSCI GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE MSCI TAIWAN INDEXSM VALUE AND DATA CONTAINED THEREIN. FURTHER, MSCI SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE MSCI TAIWAN INDEXSM VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY MSCI.

        MSCI SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        MSCI NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE MSCI TAIWAN INDEXSM VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, MSCI SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

NASDAQ-100 Index®

        The NASDAQ-100 Index® was developed by The Nasdaq Stock Market, Inc., which we refer to as The Nasdaq®. The NASDAQ-100 Index is determined and calculated by The Nasdaq and was first published in January 1985.

        The NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index constitutes a broadly diversified segment of the largest securities listed on The NASDAQ Stock Market LLC and includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the index stocks included in the NASDAQ-100 Index, which is based on the total shares outstanding of each such index stock, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market LLC (which may be the official closing price published by The NASDAQ Stock Market LLC), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.

        To be eligible for inclusion in the NASDAQ-100 Index, a security must be traded on The NASDAQ Stock Market LLC and meet the other eligibility criteria, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously

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maintained such listing), the security must be of a non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; the security must have “seasoned” on The NASDAQ Stock Market LLC or another recognized market (generally a company is considered to be seasoned by The Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on The NASDAQ Stock Market LLC within the next six months.

        In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

        The securities in the NASDAQ-100 Index are monitored every day by The Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. The Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes. If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter. Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index share weights for such index stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in such index stocks.

        Additionally, The Nasdaq may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

        The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below). Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, The Nasdaq adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.

        Annual Ranking Review. The index stocks are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, the “Annual Ranking Review,” as

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described below. Securities listed on The NASDAQ Stock Market LLC which meet the eligibility criteria described above are ranked by market value using closing prices as of the end of October and publicly available total shares outstanding as of the end of November. NASDAQ-100 Index-eligible securities which are already in the NASDAQ-100 Index and which are in the top 150 eligible securities (based on market value) are retained in the NASDAQ-100 Index provided that such security was ranked in the top 100 eligible securities as of the previous year’s ranking review. Securities not meeting such criteria are replaced. The replacement securities chosen are the largest market capitalization NASDAQ-100 Index-eligible securities not currently in the NASDAQ-100 Index. Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year an index stock is no longer traded on The Nasdaq, or is otherwise determined by The Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index and meeting the NASDAQ-100 Index eligibility criteria listed above.

        Rebalancing of the NASDAQ-100 Index for Modified Capitalization-weighted Methodology. Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

        Under the methodology employed, on a quarterly basis coinciding with The Nasdaq’s quarterly scheduled weight adjustment procedures described above, the index stocks are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

        Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization index stock must be less than or equal to 24.0% and (2) the “collective weight” of those index stocks whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, The Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

        If either one or both of these weight distribution requirements are not met upon quarterly review or The Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan. First, relating to weight distribution requirement (1) above, if the current weight of the single largest index stock exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest index stock to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those index stocks whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

        The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%. The weights of each of the smaller remaining Small

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Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

        In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

        Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

        Then, to complete the rebalancing procedure, once the final percent weights of each index stock are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December. Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index. Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights. However, The Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components. In such instances, The Nasdaq would announce the different basis for rebalancing prior to its implementation.

        License Agreement between The Nasdaq Stock Market, Inc. and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with NASDAQ, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with NASDAQ; the only relationship between NASDAQ and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        NASDAQ is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by NASDAQ. No inference should be drawn from the information contained in this prospectus supplement no. 634 that NASDAQ makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        NASDAQ determines, composes and calculates the index without regard to your notes. NASDAQ has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. NASDAQ is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. NASDAQ has no obligation or liability in connection with the administration, marketing or trading of your notes.

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        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. NASDAQ disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE NASDAQ-100® INDEX VALUE AND THE NASDAQ-100 TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE NASDAQ STOCK MARKET, INC. AND THE NASDAQ STOCK MARKET, INC. OWNS ALL RIGHTS RELATING TO THE NASDAQ-100® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE NASDAQ-100® INDEX VALUE AND RELATING TO THE NASDAQ-100 TRADEMARKS.

        THE NASDAQ STOCK MARKET, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE NASDAQ-100® INDEX VALUE OR TO CHANGE THE NASDAQ-100 TRADEMARKS OR CEASE THE USE THEREOF.

        THE NASDAQ STOCK MARKET, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE NASDAQ-100® INDEX VALUE AND THE NASDAQ-100 TRADEMARKS OR AS TO THE FIGURE AT WHICH THE NASDAQ-100® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        THE NASDAQ STOCK MARKET, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE NASDAQ-100® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE NASDAQ STOCK MARKET, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE NASDAQ-100® INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE NASDAQ STOCK MARKET, INC.

        THE NASDAQ STOCK MARKET, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        THE NASDAQ STOCK MARKET, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE NASDAQ-100® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE NASDAQ STOCK MARKET, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

Nikkei 225 Index

        The Nikkei 225 Index is a stock index calculated, published and disseminated by Nihon Keizai Shimbun, Inc., which we refer to as NIKKEI, that measures the composite price performance of selected Japanese stocks.

        The Nikkei 225 Index currently is based on 225 index stocks trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 index stocks are stocks listed in the First Section of the TSE. NIKKEI rules require that the 75 most liquid issues (one-third

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of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. NIKKEI first calculated and published the Nikkei 225 Index in 1970.

        The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology—Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications
•	Financials—Banks, Miscellaneous finance, Securities, Insurance
•	Consumer Goods—Marine products, Food, Retail, Services
•	Materials—Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House
•	Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate
•	Transportation and Utilities—Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

        The Nikkei 225 Index is a modified, price-weighted index (i.e., an index stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such index stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”). The Nikkei Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened. The Nikkei Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant index stock, so that the share price of each index stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the index stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

        In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the index stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any index stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

        An index stock may be deleted or added by NIKKEI. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the index stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, an index stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Index stocks with relatively low liquidity, based on trading value and rate of price fluctuation

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over the past five years, may be deleted by NIKKEI. Upon deletion of a stock from the index stocks, NIKKEI will select a replacement for such deleted index stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the index stocks. In such a case, an existing index stock with low trading volume and deemed not to be representative of a market will be deleted by NIKKEI.

        A list of the issuers of the index stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying the Nikkei 225 Index.

        License Agreement between NIKKEI and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with NIKKEI, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with NIKKEI; the only relationship between NIKKEI and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        NIKKEI is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by NIKKEI. No inference should be drawn from the information contained in this prospectus supplement no. 634 that NASDAQ makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        NIKKEI determines, composes and calculates the index without regard to your note. NIKKEI has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. NIKKEI is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. NIKKEI has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. NIKKEI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE NIKKEI 225® INDEX VALUE AND THE NIKKEI 225 TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY NIHON KEIZAI SHIMBUN, INC. AND NIHON KEIZAI SHIMBUN, INC. OWNS ALL RIGHTS RELATING TO THE NIKKEI 225® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE NIKKEI 225® INDEX VALUE AND RELATING TO THE NIKKEI 225 TRADEMARKS.

        NIHON KEIZAI SHIMBUN, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE NIKKEI 225® INDEX VALUE OR TO CHANGE THE NIKKEI 225 TRADEMARKS OR CEASE THE USE THEREOF.

        NIHON KEIZAI SHIMBUN, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE NIKKEI 225®

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INDEX VALUE AND THE NIKKEI 225 TRADEMARKS OR AS TO THE FIGURE AT WHICH THE NIKKEI 225® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        NIHON KEIZAI SHIMBUN, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE NIKKEI 225® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, NIHON KEIZAI SHIMBUN, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE NIKKEI 225® INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY NIHON KEIZAI SHIMBUN, INC.

        NIHON KEIZAI SHIMBUN, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        NIHON KEIZAI SHIMBUN, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE NIKKEI 225® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, NIHON KEIZAI SHIMBUN, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

PHLX Housing SectorSM Index

        The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the Philadelphia Stock Exchange, Inc. (the “PHLX”) and is calculated, maintained and published by PHLX.

        The PHLX Housing Index is a modified capitalization weighted index composed of twenty index stocks issued by companies whose primary lines of business are directly associated with the United States housing construction market. The PHLX Housing Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002. The PHLX split the level of the PHLX Housing Index in half on February 1, 2006. Modified capitalization weighting is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of index stocks, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks without changing the total capitalization of the portfolio. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The PHLX Housing Index value calculation is described by the following formula:

Modified Market Capitalization of the PHLX Housing Index
Base Market Divisor

        Modified Capitalization Weighting Methodology for the PHLX Housing Index. The index stocks are first defined as small stocks (current market capitalization less than or equal to 50% of the average market capitalization of all index stocks), medium stocks (current market capitalization greater than 50% and less than 150% of the average market capitalization of all index stocks), or large stocks (current market capitalization greater than or equal to 150% of the average market capitalization of all index stocks).

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        A determination is then made, based on the current (true) market capitalization if:

1.	Any single index stock represents 25% or more of the current market capitalization of the basket; and/or

2.	All index stocks that individually represent 5% or more of the total current market capitalization of the basket in aggregate represent 50% or more of the total current market capitalization of the basket.

        If 1 is true, then:

3.	The weight of all qualifying index stocks is set to 22.5%;

4.	The weight that represents the aggregate difference between the original weight and the new weight of 22.5% for each qualifying index stock is redistributed as follows:

a)	The weight of any index stock that represents less than 1% of the total current market capitalization of the basket is increased to exactly 1%, beginning with the highest weighted, sub 1% index stock and continuing until either all index stocks are equal to or above 1% or until no excess weight remains to be distributed;

b)	Beginning with the largest small index stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small index stock by 100%, and continuing until no excess weight remains to be distributed, except that:
i.	If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest whole percentage weight and in one half percents increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case the step is repeated for the next higher weighted stock.

        If 2 is true after steps 3 and 4, then:

5.	The weight of each qualifying index stock is proportionally reduced such that the aggregate weight of the qualifying index stocks components is exactly 45%, as follows:

a)	For qualifying index stocks 1 through n, (a) the difference between 45% and the aggregate weight of all the qualifying index stocks prior to this reduction and (b) the percent of the total capitalization of the qualifying index stock that each qualifying index stock represents, is calculated. The weight of each qualifying index stock is reduced by an amount that equals a *b(1- n) , except that the proportional reduction shall not cause any index stock to have a lesser weight than the index stock ranked immediately beneath it. If such a situation should occur, then the next largest index stock or securities that would not have otherwise qualified for inclusion in the proportional reduction shall then be included.
6.	The weight that represents the difference between the original aggregate weight and the new weight of 45% for the group of qualifying index stocks is redistributed as follows:

a)	Beginning with the largest small index stock, its weight is increased to the nearest whole percentage weight, and in one half percentage

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increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small index stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.	If the next iteration would cause the subject index stock to have a higher weight than the index stock ranked immediately above it, the larger index stock’s weight is increased to the nearest one half percentage weight and in half percent increments thereafter until the paused iteration would no longer cause the original subject index stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger index stock’s weight exceeds the index stock ranked immediately above it, in which case this step is repeated for the next higher weighted index stock; and

ii.	Excess weight distributed to the smallest index stock will increase its weight to no more than that of the adjusted weight of the second smallest index stock; and

iii.	If the smallest index stock has been increased to the level of the second smallest index stock and excess weight remains to be distributed, then beginning with the largest small index stock and continuing downward, the weight of each index stock is increased by half percentage increments until no excess weight remains, subject to the conditions and remedies of (i) above, except that if insufficient excess weight remains to solve the conditions and remedies of paragraph (i) above, than paragraph (iii) is started with the smallest index stock whose weight exceeds the next smallest index stock by at least one half percent.

        New share values will be assigned to each component security by calculating the dollar value of each component security’s new percent weight of the original total current market capitalization of the basket, divided by the last sale price of each respective component security.

        This process will be repeated at least semi-annually for implementation at the end of the January and July option expiration if the modified capitalization of a single component or group of components exceed the concentration thresholds stated above as of the last trading day of the previous month, and such rebalancing will be based on actual market capitalizations of the index stocks as determined by actual share amounts and closing prices on the last trading day of the previous month.

        Adjustments for corporate actions are as follows:

•	Stock splits – modified share amounts will be adjusted proportionally to the stock price adjustment using the announced split ratio on the effective date of the split. No divisor change should be necessary except for rounding.
•	Share changes greater than 5% – due to mergers, acquisitions, or stock repurchase, modified share amounts will be adjusted in proportion to the announced share change. Divisor changes will be necessary.
•	Adjustments for stock addition or removal are as follows:
•	Stock removal – no adjustments to the remaining component modified shares made. Divisor changes will be necessary.

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•	Stock addition – the modified share weight of a stock addition will be determined in a 4 step process:
•	Determine the relative weight rank of the new index stock’s true capitalization compared to the true capitalization of the current component list (e.g., 14th out of 25);
•	Assign a modified capitalization to the new index stock that is midway between the modified capitalization of the two current index stocks that ranked immediately above and below the new component (e.g., midway between the modified cap of numbers 13 and 14);
•	Determine a number of modified shares required to achieve the modified capitalization based on the closing price of the new index stock on the day immediately prior to its addition; and
•	Divisor changes will be necessary.

        In this prospectus supplement no. 634, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to PHLX will include any successor to PHLX.

        License Agreement between PHLX and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with PHLX, whereby we and our affiliates, in exchange for a fee, will be permitted to use the PHLX Housing Index in connection with the offer and sale of the notes. We are not affiliated with PHLX; the only relationship between PHLX and us is the licensing of the use of the index, trademarks and service marks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        PHLX is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by PHLX. No inference should be drawn from the information contained in this prospectus supplement no. 634 that PHLX makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        PHLX determines, composes and calculates the index without regard to your notes. PHLX has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. PHLX is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. PHLX has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

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        THE PHLX HOUSING INDEX VALUE AND THE PHLX TRADEMARKS AND SERVICE MARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE PHILADELPHIA STOCK EXCHANGE, INC., AND THE PHILADELPHIA STOCK EXCHANGE, INC. OWNS ALL RIGHTS RELATING TO THE PHLX HOUSING INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE PHLX HOUSING INDEX VALUE AND RELATING TO THE PHLX TRADEMARKS AND SERVICE MARKS.

        THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE PHLX HOUSING INDEX VALUE OR TO CHANGE THE PHLX TRADEMARKS OR SERVICE MARKS OR CEASE THE USE THEREOF.

        THE PHILADELPHIA STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE PHLX HOUSING INDEX AND THE PHLX TRADEMARKS OR AS TO THE FIGURE AT WHICH THE PHLX HOUSING INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        THE PHILADELPHIA STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE PHLX HOUSING INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE PHLX HOUSING INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE PHILADELPHIA STOCK EXCHANGE, INC.

PHLX Oil Service SectorSM Index

        The PHLX Oil Index is a price-weighted index composed of index stocks issued by 15 companies that provide oil drilling and production services, oil field equipment, support services and geophysical/ reservoir services. The PHLX Oil Index was set to an initial value of 75 on December 31, 1996 and options commenced trading on the PHLX Oil Index on February 24, 1997.

        The PHLX Oil Index is calculated by adding the prices of the index stocks and dividing by the base market divisor, without any regard to capitalization. Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index. The PHLX Oil Index value calculation is described by the following formula:

Sum of All Component Prices
Base Market Divisor

        To maintain the continuity of the PHLX Oil Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the PHLX Oil Index. Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

        License Agreement between the PHLX and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with PHLX, whereby we and our affiliates, in exchange for a fee, will be permitted to use the PHLX Oil Index in connection with the offer and sale of the notes. We are not affiliated with PHLX; the only relationship between PHLX and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

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        PHLX is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by PHLX. No inference should be drawn from the information contained in this prospectus supplement no. 634 that PHLX makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        PHLX determines, composes and calculates the index without regard to your note. PHLX has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. PHLX is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. PHLX has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE PHLX OIL INDEX VALUE AND THE PHLX TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE PHILADELPHIA STOCK EXCHANGE, INC., AND THE PHILADELPHIA STOCK EXCHANGE, INC. OWNS ALL RIGHTS RELATING TO THE PHLX OIL INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE PHLX OIL INDEX VALUE AND RELATING TO THE PHLX TRADEMARKS.

        THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE PHLX OIL INDEX VALUE OR TO CHANGE THE PHLX TRADEMARKS OR CEASE THE USE THEREOF.

        THE PHILADELPHIA STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE PHLX OIL INDEX AND THE PHLX TRADEMARKS OR AS TO THE FIGURE AT WHICH THE PHLX OIL INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        THE PHILADELPHIA STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE PHLX OIL INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE PHLX OIL INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE PHILADELPHIA STOCK EXCHANGE, INC.

        THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        THE PHILADELPHIA STOCK EXCHANGE, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE PHLX OIL INDEX VALUE.

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        INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

Russell 2000® Index

        The Russell 2000® Index is an index calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories.

        All 2,000 index stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

        Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000 Index. To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

        Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and, consequently, the Russell 2000 Index. The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities. In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

        The primary criterion used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

        The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

        Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base

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date. The current Russell 2000 Index value is calculated by adding the market values of the index stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks. If an index stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for index stocks, company additions or deletions, corporate restructurings and other capitalization changes.

        Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission. Other sources are used in cases of missing or questionable data.

        The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;
•	Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;
•	Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;
•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and
•	Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

        Corporate Actions Affecting the Russell 2000 Index. The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•	“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.
•	Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange. When deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange. Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

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•	When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.
•	Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution.
•	Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

        Updates to Share Capital Affecting the Russell 2000 Index. Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

        Pricing of Securities Included in the Russell 2000 Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

        License Agreement between Frank Russell Company and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with Frank Russell Company, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with Frank Russell Company; the only relationship between Frank Russell Company and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        Frank Russell Company is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by Frank Russell Company. No inference should be drawn from the information contained in this prospectus supplement no. 634 that Russell Company makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        Frank Russell Company determines, composes and calculates the index without regard to your notes. Frank Russell Company has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. Frank Russell Company is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation

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regarding the principal amount of your notes payable at the stated maturity date. Frank Russell Company has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. Frank Russell Company disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE RUSSELL 2000® INDEX VALUE AND THE RUSSELL 2000 TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY FRANK RUSSELL COMPANY AND FRANK RUSSELL COMPANY OWNS ALL RIGHTS RELATING TO THE RUSSELL 2000® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE RUSSELL 2000® INDEX VALUE AND RELATING TO THE RUSSELL 2000 TRADEMARKS.

        FRANK RUSSELL COMPANY SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE RUSSELL 2000® INDEX VALUE OR TO CHANGE THE RUSSELL 2000 TRADEMARKS OR CEASE THE USE THEREOF.

        FRANK RUSSELL COMPANY MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE RUSSELL 2000® INDEX VALUE AND THE RUSSELL 2000 TRADEMARKS OR AS TO THE FIGURE AT WHICH THE RUSSELL 2000® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        FRANK RUSSELL COMPANY GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE RUSSELL 2000® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, FRANK RUSSELL COMPANY SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE RUSSELL 2000® INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY FRANK RUSSELL COMPANY

        FRANK RUSSELL COMPANY SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        FRANK RUSSELL COMPANY NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE RUSSELL 2000® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, FRANK RUSSELL COMPANY SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

S&P 500® Index

        The S&P 500® Index is calculated, maintained and published by Standard & Poor’s® (“S&P”), a division of the McGraw-Hill Companies, Inc.

        The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies

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as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any index stock is the product of the market price per share and the number of the then outstanding shares of such index stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

        The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Index Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

        An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

        The actual total Market Value of the index stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Index Stocks by a number called the “S&P 500 Index Divisor.” By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“S&P 500 Index Maintenance”).

        S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

        To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment. By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

        The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance	Shares Outstanding plus newly	Yes

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Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
(i.e., change ≥ 5%)	issued Shares

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes

Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes

Price of Spin-off Co. Share Exchange Ratio

        Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Index Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

        Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Index Stock and consequently of altering the aggregate Market Value of the S&P 500 Index Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Index Stock, a new S&P 500 Index Divisor (“New S&P 500 Divisor”) is derived as follows:

Post-Event Aggregate Market Value New S&P 500 Divisor	=	Pre-Event Index Value

New S&P 500 Divisor	=	Post-Event Market Value Pre-Event Index Value

        A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

        The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s

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own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons. In March 2005 the official S&P U.S. indices moved half way to float adjustment and in September 2005 the indices will move to full float adjustment.

        License Agreement between S&P and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with S&P, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with S&P; the only relationship between S&P and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        S&P is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by S&P. No inference should be drawn from the information contained in this prospectus supplement no. 634 that S&P makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        S&P determines, composes and calculates the index without regard to your notes. S&P has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. S&P is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. S&P has no obligation or liability in connection with the administration, marketing or trading of your notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE S&P 500® INDEX VALUE AND THE S&P TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY STANDARD &POOR’S CORPORATION AND STANDARD & POOR’S CORPORATION OWNS ALL RIGHTS RELATING TO THE S&P 500® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE S&P 500® INDEX VALUE AND RELATING TO THE S&P TRADEMARKS.

        STANDARD & POOR’S CORPORATION SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE S&P 500® INDEX VALUE OR TO CHANGE THE S&P TRADEMARKS OR CEASE THE USE THEREOF.

        STANDARD & POOR’S CORPORATION MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE S&P 500® INDEX VALUE AND THE S&P TRADEMARKS OR AS TO THE FIGURE AT WHICH THE S&P 500® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        STANDARD & POOR’S CORPORATION GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE S&P 500® INDEX VALUE AND DATA CONTAINED THEREIN.

A-54

FURTHER STANDARD & POOR’S CORPORATION SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE S&P 500® INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY STANDARD & POOR’S CORPORATION.

        STANDARD & POOR’S CORPORATION SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        STANDARD & POOR’S CORPORATION NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE S&P 500® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, STANDARD & POOR’S CORPORATION SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

TOPIX® Index

        The TOPIX® Index, also known as the Tokyo Price Index, is a capitalization weighted index of all the companies listed on the First Section of the Tokyo Stock Exchange, Inc. (TSE). Domestic stocks admitted to the TSE are assigned either to the First Section or the Second Section. Stocks listed in the First Section, which number approximately 1,500, are among the most actively traded stocks on the TSE. The index is supplemented by the subindices of the 33 industry sectors and developed with a base index value of 100 as of January 4, 1968. The index calculation excludes temporary issues and preferred stocks. Additional information about the index is available on the following website: http://www.tse.or.jp/english/topix/topix/index.html

        License Agreement between TSE and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with TSE, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the notes. We are not affiliated with TSE; the only relationship between TSE and us is the licensing of the use of the index and trademarks relating to the index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

        TSE is under no obligation to continue the calculation and dissemination of the index. The notes are not sponsored, endorsed or promoted by TSE. No inference should be drawn from the information contained in this prospectus supplement no. 634 that TSE makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the index to track general stock market performance.

        TSE determines, composes and calculates the index without regard to your notes. TSE has no obligation to take into account your interest, or that of anyone else having an interest, in your notes in determining, composing or calculating the index. TSE is not responsible for and has not participated in the determination of the terms, prices or amount of your notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of your notes payable at the stated maturity date. TSE has no obligation or liability in connection with the administration, marketing or trading of your notes.

A-55

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. TSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the notes.

        THE TOPIX® INDEX VALUE AND THE TOPlX TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE TOKYO STOCK EXCHANGE, INC. AND THE TOKYO STOCK EXCHANGE, INC. OWNS ALL RIGHTS RELATING TO THE TOPIX® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE TOPIX® INDEX VALUE AND RELATING TO THE TOPlX TRADEMARKS.

        THE TOKYO STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE TOPIX® INDEX VALUE OR TO CHANGE THE TOPlX TRADEMARKS OR CEASE THE USE THEREOF.

        THE TOKYO STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE TOPIX® INDEX VALUE AND THE TOPlX TRADEMARKS OR AS TO THE FIGURE AT WHICH THE TOPIX® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        THE TOKYO STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE TOPIX® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE TOPIX® INDEX VALUE.

        THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE TOKYO STOCK EXCHANGE, INC.

        THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF THE NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

        THE TOKYO STOCK EXCHANGE, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE TOPIX® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

A-56

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus Supplement	Page
Summary Information	S-3
Hypothetical Returns on your Note	S-9
Additional Risk Factors Specific to Your Notes	S-19
General Terms of The Index-linked notes	S-29
Use of Proceeds and Hedging	S-42
United States Federal Taxation	S-44
Employee Retirement Income Security Act	S-48
Supplemental Plan of Distribution	S-49
The Indices	A-1
Dow Jones Euro STOXX 50® Index	A-1
Dow Jones Industrial AverageSM	A-5
Dow Jones – AIG Commodity IndexSM	A-7
FTSE™ 100 Index	A-13

S&P GSCI Commodity Index	A-16
S&P GSCI Commodity Total Return Index	A-21
Hang Seng® Index	A-27
MSCI EAFE Index®	A-29
MSCI Taiwan IndexSM	A-33
NASDAQ-100 Index®	A-35
Nikkei 225 Index	A-39
PHLX Housing SectorSM Index	A-42
PHLX Oil Service SectorSM Index	A-46
Russell 2000® Index	A-48
S&P 500® Index	A-51
TOPIX® Index	A-55
Prospectus Supplement dated December 5, 2006
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-20
Employee Retirement Income Security Act	S-20
Supplemental Plan of Distribution	S-21
Validity of the Notes	S-23
Prospectus dated December 5, 2006
Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	31
Description of Purchase Contracts We May Offer	47
Description of Units We May Offer	52
Description of Preferred Stock We May Offer	57
The Issuer Trusts	66
Description of Capital Securities and Related Instruments	66
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	93
Considerations Relating to Securities Issued in Bearer Form.	99
Considerations Relating to Indexed Securities	103
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	106
Considerations Relating to Capital Securities	109
United States Taxation	112
Plan of Distribution	135
Employee Retirement Income Security Act	138
Validity of the Securities	139
Experts	139
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	140

The Goldman Sachs
Group, Inc.

Index-Linked Notes

Linked to an Index or a
Basket of Indices

Medium-Term Notes, Series B

Goldman, Sachs & Co.